                                                                 Exhibit 10.13


                MARKETING AND DEVELOPMENT COLLABORATION AGREEMENT

     THIS MARKETING AND DEVELOPMENT COLLABORATION AGREEMENT (this "Agreement") is dated this 10th day of June, 1999, between CEPHALON, INC., a company organized and existing under the laws of the State of Delaware, having offices at 145 Brandywine Parkway, West Chester, Pennsylvania 19380-4245 (hereinafter referred to as "Cephalon") and ABBOTT LABORATORIES INC., a company organized and existing under the laws of the State of Delaware, having offices at 100 Abbott Park Road, Abbott Park, Illinois 60064 (hereinafter referred to as "Abbott").

                                   WITNESSETH:

     WHEREAS, Abbott licenses, manufactures and markets the pharmaceutical product N-(4,4-di(3-methyl-2-thienyl)but-3-en-1-yl)nipecotic acid, which is more commonly known in the United States as Gabitril(R) (the "Product");

     WHEREAS, Abbott desires to collaborate with another company on marketing and clinical development activities in the Field (as defined in Section 1.15) related to the Product; and

     WHEREAS, Abbott and Cephalon wish to enter into such an agreement for the Product throughout the Territory (as defined in Section 1.33).

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein, both parties to this Agreement agree as follows:

ARTICLE 1- DEFINITIONS

1.1 "Abbott Detail," "Abbott Details" or "Abbott Detailing" means or refers to a sales presentation in the Territory by an Abbott Representative during which the Abbott Representative promotes the Product to an individual, anti-epileptic prescribing physician identified on the target list approved by the Collaboration Committee, which sales presentation must be performed in accordance with the terms and conditions specified herein.

1.2  "Abbott Representative" means an individual:

     (i) who is regularly employed by Abbott on a full-time basis as a member of its sales force; and

     (ii) who is qualified and has been trained by Abbott to make sales presentations for Abbott's pharmaceutical products to physicians and who is qualified and has been trained by Abbott, in particular, to make sales presentations for the Product (as contemplated by Section 4.4(a)).

1.3 "Affiliate" means, with respect to each party, any legal entity during the term of this Agreement:

     (i) at least fifty percent (50%) of whose issued voting securities or assets are owned or controlled, directly or indirectly, by said party;

     (ii) which owns or controls, directly or indirectly, at least fifty percent (50%) of the issued voting securities or assets of said party; or

    (iii) which is owned or controlled, directly or indirectly, by any of the entities described in (i) or (ii) above, where such ownership or control is defined as owning or controlling at least fifty percent (50%) or more of the issued voting securities or assets of such entity.

     Notwithstanding the foregoing, for purposes of this Agreement, TAP Holdings Inc. and its subsidiary companies shall not be deemed an "Affiliate" of Abbott.

1.4 "Cephalon Detail," "Cephalon Details" or "Cephalon Detailing" means or refers to a sales presentation in the Territory by a Cephalon Representative during which the Cephalon Representative promotes the Product to an individual, anti-epileptic prescribing physician identified on the target list primarily made up of neurologists and approved by the Collaboration Committee, which sales presentation must be performed in accordance with the terms and conditions specified herein.

1.5 "Cephalon Detail Launch Date" means the date of the commencement of the Cephalon Detailing effort as described in Section 3.1.

1.6 "Cephalon Promotional Launch Date" means the date of the commencement of Cephalon's marketing and promotional duties under this Agreement, i.e., on or before July 1, 1999.

1.7  "Cephalon Representative" means an individual:

     (i) who is regularly employed by Cephalon on a full-time basis as a member of its sales force; and

     (ii) who is qualified and has been trained by Cephalon to make sales presentations for Cephalon's pharmaceutical products to physicians and who is qualified and has been trained by Cephalon, in particular, to make sales presentations for the Product (as contemplated by Section 3.1).

1.8 "Clinical Study Plan" shall mean that part of the Collaboration Plan developed by the Collaboration Committee for the conduct of clinical studies by the parties hereunder.

1.9 [* The confidential material contained herein has been omitted and has been separately filed with the Commission.]

1.10 "Collaboration Committee" means the committee established by Cephalon and Abbott to oversee and manage the co-promotion, marketing and further development of the Product.

1.11 "Collaboration Period" means the period which is the shorter of: (i) the first through tenth Sales Years; or (ii) the actual duration of this Agreement.

1.12 "Collaboration Plan" shall have the meaning set forth in Section 3.12.

1.13 "Expiration Date" means April 23, 2008, the date the patent for the Product (U.S. 5,010,090) expires, as such date may be extended pursuant to the terms of Section 10.1(b) hereof

1.14 "FDA" means the Food and Drug Administration or any successor entity thereto.

1.15 [* The confidential material contained herein has been omitted and has been separately filed with the Commission.]

1.16 "Net Sales" means gross sales of the Product (as set forth on the invoice for such Product) in the Territory for use in the Territory in a given Sales Year ("Annual Net Sales"), Sales Quarter ("Quarterly Net Sales") or such other time period by Abbott, any Abbott Affiliate or any Abbott licensee, to unrelated third parties, in arm's length transactions, including but not limited to, pharmaceutical wholesalers, pharmacies, hospitals or dispensing physicians, less any of the following charges or expenses that are incurred in connection with gross sales of the Product during the Term:

     (i) discounts, including cash discounts, customary wade allowances or rebates actually taken or allowed, governmental rebates, charge-backs, and group purchasing management fees for formulary access;

     (ii) credits or allowances given or made for rejection, recall or return (including return reserves) of previously sold Product actually taken or allowed;

     (iii) any tax or government charge (including any tax such as a value added or similar tax or government charge) to the extent it appears on Product invoices (other than an income tax levied on the sale, transportation or delivery of Product); and

     (iv) freight, insurance and duties on shipments of Product.

     The parties agree that the only discounts, allowances or rebates permitted to be charged against "Net Sales" hereunder shall be those that are extended by Abbott in good faith and consistent with discounts, allowances or rebates extended by Abbott on other Abbott products in the ordinary course of business. Abbott agrees that it will not sell the Product in a bundle arrangement with other Abbott products without the prior written approval of the Collaboration Committee.

For purposes of determining the amount of sales of Gabitril(R) outside of the Field for a given period,

(i) the number of prescriptions as measured by IMS data for Gabitril(R) written outside the Field for such period shall be divided by the total number of prescriptions for Gabitril(R) written for such period inside and outside the Field,

(ii) the quotient thereof shall be multiplied by gross sales of Gabitril(R) minus charges and expenses permitted to be deducted from gross sales under this Section 1.16; and

(iii) the product thereof shall be the sales of Gabitril(R) outside the Field for the given period.

In the event the invoice includes products other than the Product, then, if possible, such charges and expenses shall be allocated directly to the product or products to which they relate, including the Product. In the event any charges or expenses cannot be attributed to a specific product, including the Product, then such charges and expenses shall be allocated on a pro-rata basis, based on the dollar value of such products, including the Product. Any sales among: (a) Abbott, (b) Abbott Affiliates, or (c) Abbott licensees, shall not be included in the definition of "Net Sales."

Sales of new dosage strengths of Product shall not be included in "Net Sales" for the ninety (90) day period following the first day of commercial shipment of such new dosage strengths of Product by Abbott, but such sales of new dosage strengths of Product shall be added in proportionally equal amounts to "Net Sales" in the four (4) Sales Quarters following the end of the ninety (90) day period, with any returns of such new dosage strengths of Product deducted from gross sales (i) as and when received; or (ii) after the end of the ninety (90) day period, whichever is later.

Moreover, "Net Sales" for the first Sales Year shall not include sales of Product in the first Sales Year due to inventory loading by customers in anticipation of the change in century ("Y2K Excess Inventory"), but the amount of such sales shall be added to gross sales for the first Sales Quarter of the second Sales Year. Y2K Excess Inventory shall be measured by comparing IMS pipeline audit data related to average monthly wholesaler/chain warehouse inventories for July, August and September, 1999, to the inventory for December 1999. This comparison shall be calculated as follows:

Y2K Excess Inventory =    Actual December 1999 Month of Supply (MOS) minus
                          Derived Non-Y2K Excess Inventory.

Derived Non-Y2K Excess
Inventory=                    Actual  December  1999  MOS  times
                              (Average  MOS for July,  August  and
                              September 1999 divided by Actual
                              December 1999 MOS)

For example, Y2K Excess Inventory would be calculated as follows, assuming Actual December 1999 MOS of $1,500,000 and Average MOS for July, August and September, 1999 of $1,000,000:

Y2K Excess Inventory = $1,500,000 minus ($1,500,000 times [$1,000,000 divided by $1,500,000] = $500,000.

As set forth in this example, Y2K Excess Inventory of $500,000 would be deducted from the calculation of "Net Sales" for the first Sales Year and such amount would then be added to "Net Sales" for the first Sales Quarter of the second Sales Year.

1.17 "Patent" means United States Patent Number 5,010,090 as it relates to N-(4,4-di(3-methyl-2-thienyl)but-3-en-1-yl)nipecotic acid licensed to Abbott Laboratories and issued on April 23, 1991, the expiration date of which is, as of the date hereof, April 23, 2008, subject to Section 10.1(b) hereof.

1.18 "PhRMA Code" means the Pharmaceutical Manufacturers Association's Code of Pharmaceutical Marketing Practices, as amended from time to time.

1.19 "Primary Detail" means:

     (a) a Cephalon Detail in which:

          (i) the Product is the first product presented during a sales presentation; and

          (ii) more than fifty percent (50%) of the time spent during such sales presentation is spent on the Product.

1.20 "Product" means, from the date hereof up until such time as the FDA approves indications in addition to epilepsy, additional dosage forms or formulations (including any extended release formulations), any pharmaceutical product or products:

     (i)   for human use only;

     (ii) containing N-(4,4-di(3-methyl-2-thienyl)but-3-en-l-yl)nipecotic acid as the sole therapeutically active ingredient;

     (iii) only in the oral dosage form(s) of tablets; and

     (iv) prescribed in the Field.

     In the event the FDA approves indications in addition to epilepsy, additional dosage forms or formulations (including any extended release formulations) of the Product in the Field for human use, such indications, dosage forms or formulations shall be included in the definition of "Product" only if (A) they were the subject of the collaborative clinical activities set forth in Section 3.14 hereof that were the subject of a Supplemental New Drug Application filed with FDA for indications within the Field; or (B) the parties have negotiated an amendment to this Agreement as provided in Section 3.15 hereof providing for such additional indication(s), dosage form(s) or formulation(s) to be included in the definition of "Product" and setting forth such additional financial and other terms that may apply to the collaborative marketing and clinical development of such additional indication(s), dosage form(s) or formulation(s). If neither (A) nor (B) above is applicable, the additional indication(s), dosage form(s) or formulation(s) shall be excluded from the definition of "Product."

1.21 "Promotional Budget" means the budget prepared by each party and submitted to the Collaboration Committee annually setting forth in sufficient detail the proposed allocation of such party's share of the Promotional Expenses required to be expended by such party pursuant to Section 3.12.

1.22 "Promotional Expenses" means those types of expenses described on Exhibit
     1.22 that are related to the promotion and marketing efforts of a party with regard to the Product and which are allowed to be charged against a party's Promotional Budget.

1.23 "Promotional Materials" means all written, printed or graphic materials, brochures, sales training materials, sales aids, detail aids and other promotional items related to the Product, including electronic or internet applications thereof.

1.24 "Reasonable Commercial Efforts" means efforts which are consistent with those utilized by a party for its own internally developed or in-licensed pharmaceutical products with similar market potential.

1.25 "Reminder Detail" means an Abbott Detail in which the Product is emphasized after the primary detail by the Abbott Representative either as the second or third emphasized product during the sales presentation.

1.26 "Residual Periods" mean the two 12-month periods following the expiration or termination of the Collaboration Period.

1.27 "Sales Quarter" means a period of three (3) consecutive calendar months during the Term, commencing on July 1, 1999, with all subsequent Sales Quarters occurring each successive three (3) month period thereafter.

1.28 "Sales Year" means (i) with respect to the first Sales Year, the period January 1, 1999 - December 31, 1999; (ii) with respect to the second through ninth Sales Years (2000-2007), a period of twelve (12) consecutive calendar months commencing January 1st of each calendar year; (iii) with respect to the tenth Sales Year, the period January 1, 2008 - April 23, 2008; and (iv) each of the two - twelve (12) consecutive calendar month periods which comprise the Residual Periods.

1.29 "Sample Pack" means a package of Product used for sampling to physicians, as further described in Section 3.6.

1.30 "Sampling Act" means the Prescription Drug Marketing Act of 1987, as amended from time to time, and any regulations promulgated thereunder.

1.31 "Secondary Detail" means:

     (a)  a Cephalon Detail sales presentation in which:

          (i)  the Product is the second product presented; and

          (ii) the second most amount of time spent during such sales presentation is spent on the Product.

1.32 "Term" means the Collaboration Period and the Residual Periods.

1.33 "Territory" means the fifty (50) states of the United States of America and the District of Columbia.

1.34 "Trademarks" means the trademark for the Product, Gabitril(R), and the trademark for Filmtab(R), registered to Abbott in the Territory, and any new trademark applied for by, or registered to Abbott in the Territory for the Product.

ARTICLE 2- COLLABORATION

2.1 (a) Abbott and Cephalon wish to structure and implement a marketing and clinical development collaboration that will capitalize on the respective strengths of their organizations and effectively drive the commercial success of the Product in the Territory. Each party shall exercise Reasonable Commercial Efforts and operate in good faith to undertake all matters within the scope of that party's responsibility in support of the Product and, more specifically, to maximize its commercial potential during the Collaboration Period. In this regard, and without limiting the foregoing, Abbott shall be responsible for all matters relating to manufacturing, supply, storage, distribution, customer service, medical and regulatory affairs, except that nothing contained in this Section 2.1(a) shall obligate Abbott with respect to Sample Packs, the obligations for which are described in Section 3.6 hereof. In considering matters, whether in its capacity as a member of the

          Collaboration Committee or otherwise, representatives of the parties shall act in good faith and deal fairly and equitably with each other, and further shall render decisions and take actions that in each case represent their best judgment as to how to best maximize the commercial potential and the underlying asset value of the Product. Notwithstanding the foregoing, Abbott shall be entitled to expend such efforts and funds that it deems necessary with regard to Depakote(R) and any other Abbott products in order to maximize the commercial potential of Depakote(R) and such other Abbott products.

     (b) Appointment. As set forth in this Agreement, Abbott hereby appoints Cephalon for the Collaboration Period to co-promote, market and provide clinical development support for the Product with Abbott in the Field in the Territory. Abbott shall not appoint any third party to co-promote, market or provide clinical development support (except for clinical research organizations conducting such clinical activities) for the Product in the Field in the Territory other than Cephalon. Cephalon's duties as a collaborator in the marketing and clinical development of the Product are more specifically described herein.

ARTICLE 3

3.1  Cephalon Detailing Effort.

     (a) General. During the Collaboration Period, Cephalon, by and through the Cephalon Representatives, shall perform Cephalon Details of the Product in accordance with the terms of this Agreement, including adherence to the Collaboration Plan. Cephalon shall perform Cephalon Details of the Product only in strict accordance with: (i) the PhRMA Code; (ii) the approved Product labeling; and (iii) the applicable Federal, state and local laws and regulations of the Territory, including, but not limited to, the Sampling Act. Cephalon shall only perform Cephalon Details to individual, anti-epileptic prescribing physicians in the Field identified on the target list primarily made up of neurologists and approved by the Collaboration Committee, unless agreed otherwise with Abbott by written amendment to the Collaboration Plan.

     (b) Number of Details. Commencing on September 15, 1999, Cephalon, by and through the Cephalon Representatives, shall perform the following numbers of Primary and Secondary Details of the Product within the
          Territory:

          [* The confidential material contained herein has been omitted and has been separately filed with the Commission].



     (c) Physician Observations. Cephalon shall advise Abbott from time to time of the Cephalon Representatives' observations of physicians' reactions to the format of Cephalon Details. This shall be accomplished through the use of Cephalon Representative and Abbott Representative focus groups, surveys or as otherwise mutually agreed by the parties.

3.2  Variance In Details Per Sales Year/Quarter.

     (a) Cephalon shall perform the required number of annual Cephalon Details in a proportionate manner so that beginning in the second Sales Year, the number of Cephalon Primary and Secondary Details performed in each Sales Quarter is [* The confidential material contained herein has been omitted and has been separately filed with the Commission.] respectively, with a permitted variance per Sales Quarter of minus ten percent (- 10%) (except for the 1999 Cephalon Detailing Period and the first Sales Quarter of the second Sales Year, where the permitted variance shall be based on [* The confidential material contained herein has been omitted and has been separately filed with the Commission.] Primary Details and [* The confidential material contained herein has been omitted and has been separately filed with the Commission.] Secondary Details). Except as set forth in Section 3.2(b) below, the permitted variance per Sales Quarter shall not affect Cephalon's overall obligation to perform the minimum number of Cephalon Details per Sales Year as required under Section 3.1(b) above.

     (b) In the event Cephalon fails to perform the required number of Cephalon Details in a given Sales Year by a variance of minus ten percent(-10%) or less (the "Detail Variance"), then Cephalon shall be entitled to make up the Detail Variance by performing all of the Detail Variance in the first Sales Quarter of the subsequent Sales Year, in addition to the Cephalon Details that Cephalon is required to perform in that Sales Quarter pursuant to Section 3.1(b). If Cephalon performs all of the Detail Variance in the subsequent first Sales Quarter (it being agreed that the number of Cephalon Details performed in such first Sales Quarter shall be counted first toward the required number of Cephalon Details for that Sales Quarter, and second toward the Detail Variance, then Abbott shall pay to Cephalon within forty-five
          (45) days of the end of such first Sales Quarter the amount of compensation withheld by Abbott for the prior Sales Year pursuant to the provisions of Section 4.1. In the event Cephalon fails to perform all of the

          Detail Variance as aforesaid, then the reduction in Cephalon's compensation pursuant to the provisions of Section 4.1 shall stand, no payment for any of such Detail Variance shall be due to Cephalon, and Cephalon shall have no further obligation to make up such Detail Variance. For purposes of clarification and explanation, Cephalon shall not be entitled to any variance in the number of Cephalon Details in the first Sales Quarter of a Sales Year when it is attempting to make up a Detail Variance for the previous Sales Year. Furthermore, this provision entitling Cephalon to make up a Detail Variance may only be invoked once by Cephalon in any consecutive period of four (4) Sales Years. For example, if Cephalon invokes its right in the third Sales Year to make up a Detail Variance that occurred in the second Sales Year, Cephalon shall not be permitted to invoke this right again until at least the seventh Sales Year or thereafter, in order to make up the Detail Variance for the preceding Sales Year.

3.3 Cephalon Representative Training. Cephalon shall, on an on-going basis, and at Cephalon's expense, train and supervise the Cephalon Representatives in the Cephalon Detailing of the Product, which training shall include adverse event reporting in a manner reasonably acceptable to Abbott. Cephalon agrees that the composition of the Cephalon Representative sales force is an important and material element of its promotional effort hereunder, and that, beginning in the second Sales Year, Cephalon shall ensure that at least fifty percent (50%) of Cephalon Representatives promoting the Product are Cephalon's longest-tenured Cephalon Representatives. At the beginning of the Collaboration Period, Abbott shall provide to Cephalon, at no cost to Cephalon, Abbott's existing sales force training materials for use by Cephalon in its initial sales training activities. In the event that such training materials need to be reprinted, Abbott agrees to reprint such materials and to sell them to Cephalon, at Abbott's cost of reproduction, as an allowable expense against Cephalon's Promotional Budget. Abbott shall consult with Cephalon regarding the appropriate levels of sales force training materials. During the first and second Sales Years, Abbott agrees to provide Cephalon with reasonable access to Abbott's sales trainers, sales force personnel and in-house personnel, such as scientists and product managers, as their schedules may permit, to consult with Cephalon on its sales training activities. Cephalon agrees that the Cephalon Representatives shall not negatively position Depakote(R) or any other current or future Abbott epilepsy product in any oral presentation or written sales force training materials relating to the Product.

3.4 Cephalon Representatives' Incentive Compensation. For the Collaboration Period, Cephalon, at its expense, shall award incentive compensation, bonuses or prizes to Cephalon Representatives for achieving goals for volume of sales generated for the Product in the sales territory of such Cephalon Representative. [*The confidential material herein has been omitted and has been separately filed with the Commission.]

     Pursuant to Section 3.7(c), throughout the Collaboration Period, Cephalon shall keep Abbott informed with respect to Cephalon's current incentive compensation plan for the Product. Pursuant to Section 4.5(b), Abbott shall supply certain sales information to aid Cephalon in the determination of incentive compensation due to Cephalon Representatives and related to the Product.

3.5  Promotional Materials and Promotional Practices.

     (a) Development. Throughout the Collaboration Period, Abbott and Cephalon shall collaborate by means of the Collaboration Committee on the development of all Promotional Materials and promotional practices. Any new Promotional Materials and promotional practices developed hereunder must be approved in writing through the Abbott Medical Regulatory Review Process in accordance with Section 3.5(e) hereof. Cephalon shall be responsible for ensuring that all final Promotional Materials distributed in the Territory are exactly the same as the Promotional Materials approved by Abbott in accordance with Section 3.5(e) hereof. All such Promotional Materials shall be sold to Abbott, at Cephalon's cost of reproduction, for use by Abbott Representatives who perform Abbott Detailing, to be expensed against Abbott's Promotional Budget. Cephalon shall be solely responsible for the cost of developing such Promotional Materials, which cost shall be considered a Promotional Expense to be expensed against Cephalon's Promotional Budget. Cephalon agrees that all Promotional Materials and promotional practices developed by it shall not conflict with the PhRMA Code, with any law or regulation of the Territory, nor with Abbott's Operating Guidelines for Program Funding, a copy of which has been provided to and reviewed by Cephalon. Cephalon further agrees that its Promotional Materials and promotional practices shall not negatively position Depakote(R) or any other current or future Abbott epilepsy product in any oral presentation or Promotional Materials.

     (b) Development Services. Cephalon agrees to consider contracting with Abbott for the creative development of all Promotional Materials to be developed by Cephalon hereunder, provided that any such decision remains in Cephalon's sole discretion. In return for Cephalon's consideration of Abbott, Abbott agrees that any bid submitted by it for the creative development of such Promotional

          Materials shall be based on Abbott's cost, as if Abbott was providing the development service to one of its internal divisions.

     (c) Distribution. Cephalon Representatives shall distribute Promotional Materials to anti-epileptic prescribing physicians in connection with Cephalon Detailing. The parties shall consult with each other with respect to the distribution of the Promotional Materials. Cephalon Representatives shall not use any Promotional Materials other than the Promotional Materials supplied by Abbott or such other Promotional Materials developed by Cephalon and approved in writing by the Collaboration Committee or designees of the Collaboration Committee and by Abbott pursuant to Section 3.5(e) hereof.

     (d) Electronic Programs. All Cephalon Promotional Materials that are electronic or internet-based programs and that focus on the Product must also be approved in writing by the Collaboration Committee and approved in writing by Abbott through the Abbott Medical Regulatory Review Process described in Section 3.5(e) hereof Examples of such programs include the promotional content of Cephalon's web site related to Product and associated links to chat rooms, e-mail or related medical sites.

     (e) Abbott's Medical Regulatory Review Process. Abbott shall use Reasonable Commercial Efforts to review the Promotional Materials in a timeframe consistent with other Abbott products, but with the understanding that Abbott's Medical Regulatory Review Process may take approximately two (2) weeks from submission of Promotional Materials and promotional practices to rendering of approval/disapproval of such Promotional Materials and promotional practices by Abbott's Medical Regulatory Review Process. In the event approval/disapproval is not given within such two (2) week period, the parties agree to discuss the reason for such delay. Notwithstanding anything herein to the contrary, the only basis for disapproval of new Promotional Materials or promotional practices shall be

          (i) a good faith belief by Abbott that such Promotional Materials or practices may violate any applicable law, regulation or guidance, including but not limited to, those promulgated by the FDA; and/or

          (ii) a good faith belief by Abbott that the Promotional Materials are not medically accurate. For any Promotional Materials or practices which Abbott disapproves hereunder, Abbott shall provide Cephalon with sufficient detailed information and/or comments about the noted violation(s) of law, regulation, guidance or medical accuracy, and the parties shall thereafter engage in constructive discussions to enable Cephalon to make corrections to the Promotional Materials or practices so that they may be promptly resubmitted to Abbott for approval.

     (f) Submittal of Promotional Materials to FDA. Once Promotional Materials have been approved in accordance with the foregoing provisions of this
          Section 3.5, Cephalon shall supply Abbott with copies of such Promotional Materials within forty-eight (48) hours of the time they are submitted to Cephalon Representatives, to enable Abbott to submit such Promotional Materials to the FDA.

     (g) Physician Observations. Cephalon shall advise Abbott from time to time of the Cephalon Representatives' observations of physicians' reactions to Promotional Materials. This shall be accomplished through the use of Cephalon Representative and Abbott Representative focus groups, surveys or as otherwise mutually agreed by the parties.

     (h) Cost. Where it is provided in this Agreement that an item will be provided by one party to another at the providing party's cost, (i) in the case of an item produced internally by a party, the parties agree to set a specific transfer price for such item prior to placement of the first order by the receiving party intended to cover all of the providing party's internal costs, which transfer price shall be subject to annual adjustment based upon changes to the relevant Consumer Price Index applicable to such item, or based upon changes in the cost to manufacture such item if the design or configuration of the item is materially changed, in which case the transfer price shall be re-set based upon the direction of the Collaboration Committee; and
          (ii) in the case of an item procured by the providing party from a third party vendor, the cost shall be a direct pass-through of the amount paid by the providing party to the third party vendor, which cost shall be evidenced by the invoice of the third party vendor.

3.6  Sample Packs.

     (a) Supply and Distribution of Sample Packs. Commencing on August 25, 1999 and continuing thereafter during the Collaboration Period, Abbott will sell to Cephalon, at Abbott's cost, Sample Packs for distribution to Cephalon Representatives in accordance with the promotional program approved by the Collaboration Committee and the procedures set forth in Section 3.6(b) below. The cost of the Sample Packs as of the date hereof is set forth in Exhibit 3.6 and is based upon Abbott's current packaging of cases containing forty (40) cartons, with each carton containing a 40 ct. bottle of 4 mg. tablets. The parties understand that such cost is subject to change on an annual basis thereafter to reflect changes in costs to Abbott to produce such Sample Packs, whether by change in the cost of Abbott's standard development process to produce Product, change in configuration of the Sample Packs, or otherwise. Any change in the design or configuration of Sample Packs during the Collaboration Period shall be subject to the approval of the Collaboration Committee. All Sample Packs shall be delivered to Cephalon F.O.B. Abbott facility, and the costs for them shall be considered Promotional Expenses to be expensed against Cephalon's Promotional Budget. Cephalon shall cause the Cephalon Representatives to distribute Sample

          Packs in connection with the Cephalon Detailing of the Product and in accordance with: (i) the PhRMA Code; and (ii) all applicable Federal, state and local laws and regulations of the Territory, including, but not limited to, the Sampling Act. No later than thirty (30) days after the effective date of this Agreement, Abbott shall have been apprised by Cephalon of Cephalon's detailed procedures for handling of Sample Packs by Cephalon employees, which will include tracking of Sample Packs delivered to and distributed by Cephalon Representatives, and Abbott shall have the right to approve/disapprove of such procedures, in Abbott's reasonable discretion. After accepting delivery from Abbott, Cephalon shall be solely responsible for such storage, tracking, accounting, distribution and handling of Sample Packs and shall perform such activities in strict accordance with the PhRMA Code and all applicable Federal, state and local laws and regulations of the Territory, including, but not limited to, the Sampling Act. if Cephalon is responsible for any declared violation of the Sampling Act, or if in good faith Abbott reasonably believes that Cephalon has violated the Sampling Act, Abbott shall have the right to cease providing Sample Packs to Cephalon.

     (b)  Orders and Forecasts.

          (i) Within thirty (30) days after the date of this Agreement, Cephalon shall notify Abbott in writing of its delivery requirements for Sample Packs and provide firm purchase orders for a six (6) month period commencing August 25, 1999. Cephalon shall also provide a forecast of its estimated delivery requirements for an additional twelve (12) month period following the initial six (6) month period. The twelve (12) month forecast shall represent Cephalon's reasonable estimates, not firm orders, to facilitate Abbott's capacity planning.

          (ii) Thereafter, on or before the tenth (10th) day of each month during the Collaboration Period, Cephalon shall provide Abbott with an additional one (1) month firm purchase order to supplement the existing five (5) month firm order period, thereby establishing a new six (6) month firm order delivery requirements period, and shall provide an updated forecast estimate for the twelve (12) months succeeding such new six (6) month firm order requirements period.

         (iii) Abbott shall have the opportunity to comment upon each such twelve (12) month forecast and shall advise Cephalon within three
               (3) weeks of Abbott's receipt of any such Product forecast if such forecast for a specified period exceeds Abbott's capacity planning. Abbott shall use reasonable commercial efforts to adjust its production capacity to accommodate such forecast, but shall have no obligation to incur expense in the expansion or purchase of production facilities or equipment in order to meet such forecast.

          (iv) Abbott operates its plants and schedules production in monthly delivery buckets. Therefore, Cephalon's delivery date shall indicate only the desired month and year of delivery. Abbott shall use Reasonable Commercial Efforts to supply Cephalon with Sample Packs in accordance with Cephalon's purchase orders provided in accordance with this Section 3.6(b). Abbott agrees to notify Cephalon as soon as reasonably practicable whenever purchase order delivery dates cannot be met.

          (v)  Cephalon shall send purchase orders to:
                    Abbott Laboratories
                    PPD Materials Management Dept. 507,
                    Building J23 1675 Lakeside Drive
                    Waukegan, IL 60085

     (c) Sample Pack Logos and Company Names. Until Abbott's existing stock of Sample Packs is depleted, the labeling of the Sample Packs shall contain only the Abbott company name and logo. As soon as reasonably practicable thereafter, Abbott shall use Reasonable Commercial Efforts to add the Cephalon company name and logo on the labeling of the Sample Packs, the design for which shall be approved in advance by the Collaboration Committee. Cephalon, or its designee reasonably acceptable to Abbott, shall have the sole responsibility for storing and distributing Sample Packs purchased by Cephalon for Cephalon Representatives.

3.7  Cephalon Reports and Abbott Audit Rights.

     (a)  Details.

          (i) Cephalon Report. Not later than thirty (30) days after the end of each Sales Quarter, Cephalon shall supply Abbott with a report containing:

               (A) the actual number of Cephalon Details of the Product performed during such Sales Quarter;

               (B) a breakdown of the Cephalon sales territories (including territory number) where such Cephalon Details were performed;

               (C)  the Cephalon Representative number and territory alignment;

               (D) types and names of physicians to whom Cephalon Details were made, including ME number for each physician;

               (E) percentage of Cephalon Details where Sample Packs were distributed to physicians;

               (F) type of Cephalon Detail (i.e., Primary Detail or Secondary Detail); and

               (G) type and quantity of Sample Packs distributed to each physician.

          (ii) Audit Right. If Abbott determines, in its reasonable judgment, that an audit is necessary to determine Cephalon's compliance with the stated requirements of Sections 3.1 and 3.7, then Abbott or its designee, provided such designee is an independent certified public accountant reasonably acceptable to Cephalon and bound by an obligation of confidentiality to Cephalon, shall have the right to perform, at Abbott's expense, on at least fifteen
               (15) days advance notice, an audit of Cephalon's relevant books and records not more than once in any twelve (12) month period, to determine Cephalon's compliance with Sections 3.1 and 3.7; provided, however, Abbott must notify Cephalon of its intent to exercise this audit right within six (6) months of receipt of Cephalon's final report of Cephalon's Details for a Sales Year. If Abbott has not notified Cephalon within such six (6) month period, Abbott's audit right for such Sales Year shall terminate. Notwithstanding the foregoing, if an audit discloses an overstatement of five percent (5%) or more in the number of Cephalon Details actually performed, then the cost for such audit shall be paid by Cephalon and Abbott's twelve (12) month audit right shall become a quarterly audit right, at Cephalon's expense, for the succeeding three (3) Sales Quarters. Thereafter, Abbott shall have a twelve (12) month audit right in accordance with the first sentence of this paragraph, subject to such right again reverting to a quarterly audit right in accordance with the second sentence of this paragraph.

     (b) Sales Force Report. In conjunction with the Cephalon Detail report provided to Abbott pursuant to Section 3.7(a)(i), Cephalon shall provide a statement of the number of Cephalon Representatives performing Cephalon Details during such Sales Quarter.

     (c)  Incentive Compensation Plan.

          (i) Report. Within thirty (30) days after preparation of its incentive compensation plan for the Product and at least once during the first Sales Quarter of each Sales Year of the Collaboration Period, Cephalon shall provide Abbott with a copy of Cephalon's current incentive compensation plan for the Product for the Cephalon Sales Force. Cephalon shall consider any comments to such incentive compensation plan made by Abbott, provided that the design and content of the incentive compensation plan shall be in Cephalon's sole discretion, subject to Section 3.4. In addition, if Cephalon amends its incentive compensation plan for the Product at any time during the Collaboration Period, Cephalon shall notify Abbott of the proposed amendment at least thirty
               (30) days prior to its proposed effective date in order to give Abbott a reasonable time for comment prior to Cephalon's implementation of such amendment.

          (ii) Audit Right. Abbott's designee, provided it is bound by an obligation of confidentiality to Cephalon and is an independent certified public accountant reasonably acceptable to Cephalon, shall have the right to audit, not more than once in any twelve
               (12) month period and on at least fifteen (15) days advance written notice, at Abbott's expense, Cephalon's relevant books and records relating to Cephalon's incentive compensation plan for the Product for the Cephalon Representatives, as well as Cephalon's incentive compensation plans for other products for which the Cephalon Representatives make sales presentations, if Abbott determines, in its reasonable judgment, such audit is necessary to ensure compliance with the stated requirements of
               Section 3.4. Such audit shall report to the parties whether Cephalon is in compliance with its obligations under Section 3.4, and if non-compliance is found, it shall report to the parties the particulars of such non-compliance by Cephalon. Except for the foregoing, the independent certified public accountant shall not disclose to Abbott any other particulars of Cephalon's incentive compensation plan for products other than the Product. if the audit reports non-compliance, the cost of the audit shall be paid by Cephalon.

     (d)  Sampling Activities.

          (i) Quarterly Reports. Cephalon shall supply Abbott with quarterly reports of Cephalon Representatives' sampling activity with respect to Product no later than thirty (30) days after the end of each Sales Quarter to which it relates. To the extent required by applicable laws and regulations of the Territory, Cephalon shall also make available to Abbott such original documentation of Cephalon Representatives' sampling activities as Abbott may need to comply with the requirements of such laws and regulations, including, but not limited to, the Sampling Act. Cephalon shall maintain all records required pursuant to the Sampling Act, including, without limitation, maintenance of actual business reply cards and delivery receipts for any Sample Packs delivered to its sales force.

          (ii) Sampling Act Compliance. Abbott, or its designee, provided such designee is an independent certified public accountant reasonably acceptable to Cephalon and under an obligation of confidentiality to Cephalon, shall have the right to audit, within ninety (90) days of the execution date of this Agreement, and once per Sales Year thereafter on at least fifteen (15) days advance written notice, at Abbott's expense, Cephalon's relevant books and records relating to Cephalon's Sample Pack management and Sample Pack accountability records if Abbott determines, in its reasonable judgment, that such an audit is necessary to ensure compliance with Section 3.6 and to ensure Cephalon's compliance with the Sampling Act.

     (e) Format of Reports. The parties shall appoint primary liaison(s) to communicate with each other with regard to information required pursuant to this Article 3 and Sections 4.1(g) and 4.5. Not later than thirty (30) days after the date of this Agreement, the primary liaisons shall agree upon the format of any information to be provided in all reports required pursuant to this Article 3 and Sections 4.1(g) and 4.5, which format and details shall be reasonably acceptable to Abbott. Either party may change its primary liaison(s) upon notice to the other party.

3.8  Collaboration Committee.

     (a) The Collaboration Committee shall be charged with responsibility for overseeing and managing the collaboration, marketing and further development of the Product in accordance with the terms of this Agreement, including the establishment and approval of an annual Collaboration Plan, Clinical Study Plan and Promotional Budget. The Collaboration Committee shall be comprised of an equal number of representatives from each party representing the sales, marketing and clinical functions of each party, including the personnel identified on Exhibit 3.8 attached hereto. The Collaboration Committee shall be co-chaired by representatives from Abbott and Cephalon throughout the Collaboration Period. The chair shall be responsible for preparing and distributing the agenda to members in advance of each meeting and for the preparation of minutes for each meeting. In addition to the representatives identified on Exhibit 3.8, it is understood that from time to time additional personnel having specialized experience and training may be requested to assist the Collaboration Committee, including, but not limited to, regulatory, finance, legal, and medical personnel, et. al. Furthermore, upon mutual agreement of the parties, membership on the Collaboration Committee may be expanded or reduced in equal measure from time to time to include additional (or fewer) personnel from each party. The Collaboration Committee shall have the right to establish subcommittees containing any of such members and having such charter(s) as the Collaboration Committee may designate from time to time. The Collaboration Committee shall also have the right to delegate duties to individual designees of each party (i.e., product managers, clinical development managers, et. al.), with the authority to make decisions relevant to their delegated duties, so long as such designees regularly apprise the Collaboration Committee of their activities. The Collaboration Committee shall also have the right to rescind the delegation of any such duties to designees. All matters relating to the responsibilities of the Collaboration Committee (or such duties delegated to designees of the Collaboration Committee) that cannot be resolved shall be referred by any member of the Collaboration Committee to Abbott's Vice President, Pharmaceutical Commercial Operations, and Cephalon's Chief Operating Officer for resolution. If such dispute cannot be resolved as aforesaid, the matter shall be submitted to alternative dispute resolution in accordance with Section 18.7 hereof.

     (b) In accordance with their respective promotional obligations under this Agreement, Abbott and Cephalon shall work together to promote the Product in the Territory and shall present their views on the marketing and promotion of the Product by means of the Collaboration Committee. The Collaboration Committee, by itself or through its designees, shall develop strategies for the promotion of the Product and undertake the activities necessary to implement those strategies, which may include coordinating the parties' detailing messages, methodologies, and their physician and trade targeting and call programs, approving the target list of physicians for detailing efforts, and reviewing Promotional Materials. The parties also agree to share freely with each other all market research data pertaining to the Product that currently exists or that may be generated for a party during the Collaboration Period, subject, however, to the receiving party's obligation to treat such data as Confidential Information pursuant to Article 14.

     (c) The parties agree that Abbott shall have sole discretion with respect to pricing decisions for the Product, but that the only price increases, price decreases, discounts, allowances or rebates offered by Abbott regarding the Product shall be those that are extended by Abbott in good faith and consistent with price increases, price decreases, discounts, allowances or rebates extended by Abbott on other Abbott products in the ordinary course of business. Abbott agrees that it will not sell the Product in a bundle arrangement with other Abbott products without the prior written approval of the Collaboration Committee.

     (d) Both parties acknowledge that the minimum level and specifics of each party's detailing obligations shall be as set forth in Sections 3.1(b) and 4.4(a).

     (e) The parties shall take all necessary steps to ensure that all activities of the Collaboration Committee are performed in compliance with applicable Federal, state and local laws and regulations of the Territory.

     (f) Within sixty (60) days after the date of this Agreement, representatives of the parties' Quality Assurance departments shall meet to develop and approve a Quality Manual outlining responsibilities and key contacts for quality and compliance related issues. Items to be included in the Quality Manual include, but are not limited to recalls, annual product reviews, returned goods, regulatory audits, compliance with FDA current Good Manufacturing Practices, compliance with PDMA and such other quality related concerns deemed appropriate.

     (g) In addition, the Collaboration Committee shall review the pricing of Sample Packs on an annual basis in accordance with Section 3.6(a).

3.9 Replacement of Personnel. Each party shall have the right, at any time, to designate by written notice to the other party a replacement for any of such party's members on the Collaboration Committee, provided that such replacement has a functionally equivalent position (regardless of title) to the person being replaced.

3.10 Meetings. The Collaboration Committee shall meet as necessary, with the initial expectation that it will meet four (4) times each Sales Year, alternating locations of the meetings between Abbott Park, Illinois and West Chester, Pennsylvania, or any other mutually agreed location. The frequency of such meetings may fluctuate in accordance with the desires of the Collaboration Committee, and such meetings may be held by teleconference, if the parties so elect. A minimum of four (4) representatives must be present at each meeting to constitute a quorum (or such other number equal in proportion to the total membership of the Collaboration Committee if such membership is reduced or increased as provided in Section 3.8(a) above). Assuming a quorum, an equal number of representatives from each party must participate in any voting of the Collaboration Committee and a majority of those voting participants must concur in order for a measure to be approved. A member of the Collaboration Committee may, from time to time, designate in writing to the other members a substitute to attend meetings of the Collaboration Committee and, if so designated in writing, to cast votes on behalf of such member.

3.11 Expenses. Each party shall bear all its own costs, including travel costs, for personnel serving on the Collaboration Committee.

3.12 Collaboration Plan.

     (a) In addition to such other responsibilities as may be agreed to by the parties from time to time, the Collaboration Committee shall develop, propose and oversee the implementation of an annual plan for the clinical development, marketing and promotion of the Product (the "Collaboration Plan"), including approval of each party's Promotional Budget for each Sales Year, a sampling program, sales targets, Product positioning, sales and marketing strategies, indications, and thought leader development.

     (b) The Collaboration Committee shall meet within thirty (30) days after the execution date hereof to develop a Collaboration Plan for the remainder of the first Sales Year. The Collaboration Committee shall finalize the Collaboration Plan for the second Sales Year by October 1, 1999. For each subsequent Sales Year, the Collaboration Plan for the subsequent Sales Year shall be finalized by October 1 of the current Sales Year. The parties agree that the Collaboration Plan for the ninth and tenth Sales Years shall be one and the same Collaboration Plan, which shall be finalized by October 1, 2006. Each Collaboration Plan, including the Promotional Budgets and clinical development expenses of each party, shall be subject to final review and acceptance by the Collaboration Committee, whose approval with regard to allocations set forth in such Promotional Budgets shall not be unreasonably withheld or delayed; provided, however, that each Collaboration Plan shall provide that neither party shall be required to expend Promotional Expenses exceeding the amounts set forth in
          Section 3.13, nor clinical development expenses exceeding the amounts set forth in Section 3.14. Any disputes between the parties concerning a Collaboration Plan which cannot be resolved by the Collaboration Committee shall be submitted by any representative of the Collaboration Committee to Abbott's Vice President, Pharmaceutical Commercial Operations, and to Cephalon's Chief Operating Officer for resolution. If such dispute cannot be resolved as aforesaid, the matter shall be submitted to alternative dispute resolution in accordance with Section 18.7 hereof.

     (c) The Collaboration Plan shall be reviewed by the Collaboration Committee at each quarterly meeting. Any changes to the Collaboration Plan proposed by the parties are subject to the prior approval of the Collaboration Committee.

3.13 Promotional Expenses

     (a) Per Sales Year. During the Collaboration Period, Cephalon and Abbott agree to share the annual cost of Promotional Expenses for the Product in the Field and to expend the amounts required in the Promotional Budget so that Cephalon is responsible for [* The confidential material contained herein has been omitted and has been separately filed with the Commission.] of such expenses and Abbott is responsible for [* The confidential material contained herein has been omitted and has been separately filed with the Commission.] of such expenses in any given Sales Year (except in the first Sales Year where Abbott's share is greater than [* The confidential material contained herein has been omitted and has been separately filed with the Commission.], subject to the requirement that neither party shall be required to expend Promotional Expenses in any given Sales Year in excess of the amounts set forth on the following chart:

          [* The confidential material contained herein has been omitted and has been separately filed with the Commission.]


          Notwithstanding the foregoing, if the sales of the Product warrant a change in the amount of Promotional Expenses required from the parties as set forth above, the parties agree to discuss such changes in good faith and to negotiate revisions to this Agreement as they may deem appropriate under the circumstances. Cephalon agrees that the Cephalon Promotional Launch Date shall occur on or before July 1, 1999.

     (b) Annual Review -- Prospective. During the last meeting of the Collaboration Committee for a Sales Year, the Collaboration Committee shall review each party's proposed allocation of Promotional Expenses under such party's Promotional Budget for the upcoming Sales Year for purposes of determining if expenses to be charged to the Promotional Budget are the types of expenses allowed to be so charged. For clarification purposes, the types of Promotional Expenses allowed to be charged to the Promotional Budget are set forth in Exhibit 1.22. In the event that the Collaboration Committee decides that expenses are improperly charged against a party's Promotional Budget, the amount of such improperly charged expenses shall be re-allocated to the party's Promotional Budget in a manner acceptable to the Collaboration Committee.

     (c) Annual Review--Retrospective. During the first meeting of the Collaboration Committee for a new Sales Year, the Collaboration Committee shall review each party's actual allocation of Promotional Expenses under such party's Promotional Budget for the preceding Sales Year for purposes of determining if expenses charged to the Promotional Budget are the types of expenses allowed to be so charged. In the event that the Collaboration Committee decides that such expenses were improperly charged against a party's Promotional Budget, the amount of such improperly charged expenses shall be added to the party's Promotional Budget and share of Promotional Expenses for the new Sales Year in a manner acceptable to the Collaboration Committee. In addition, for any Sales Year, any amount of a party's share of Promotional Expenses set forth in the Promotional Budget that was not expended by such party in such Sales Year shall be added to the amount of Promotional Expenses required to be expended by such party in the subsequent Sales Year, in a manner approved by the Collaboration Committee.

     (d) In the event that the Collaboration Committee is undecided as to the proper charges against a party's Promotional Budget, then the matter shall be referred to Abbott's Vice President, Pharmaceutical Commercial Operations, and Cephalon's Chief Operating Officer for resolution. if such dispute cannot be resolved as aforesaid, the matter shall be submitted to alternative dispute resolution in accordance with Section 18.7 hereof.

3.14 Clinical Activities.

     (a) Clinical Studies. During the [*The confidential material herein has been omitted and has been separately filed with the Commission.] Sales Years, Cephalon and Abbott agree to conduct clinical studies on Product in the Field, as directed by the Collaboration Committee. Abbott agrees to pay a cumulative total amount not to exceed [*The confidential material herein has been omitted and has been separately filed with the Commission.] to conduct such study or studies as may be directed by the Collaboration Committee, which amount shall include the expense to Abbott of obtaining all regulatory approvals to conduct clinical research activities. Cephalon agrees to pay a cumulative total amount not to exceed [*The confidential material herein has been omitted and has been separately filed with the Commission.] to conduct such study or studies as may be directed by the Collaboration Committee. The parties agree that the Collaboration Committee shall have discretionary authority to allocate each party's funds to such study or studies as it deems beneficial to the clinical development of the Product.

     (b) Clinical Study Plan. Within ninety (90) days following the date of this Agreement, the Collaboration Committee shall develop the Clinical Study Plan and related budget, for the conduct of clinical studies relating to the Product, including review and approval of outlines for the studies to be conducted by each party. Thereafter, the Collaboration Committee shall oversee the implementation of such Clinical Study Plan. On an annual basis (or more often as decided by the Collaboration Committee), the Collaboration Committee shall review the current Clinical Study Plan and the progress and results of all clinical studies performed thereunder. The Collaboration Committee shall have the authority to revise the current Clinical Study Plan as and when it deems necessary or desirable.

     (c) Ownership of Results. The results of all clinical studies conducted hereunder, as well as all reports and underlying data used or generated in connection therewith, as and when such results, reports and data become available to Cephalon, shall be turned over to Abbott and become the property of Abbott, subject to the right of Cephalon to utilize such studies for its promotional efforts hereunder if so directed by the Collaboration Committee. The format of all such results, reports and data shall be in a manner approved in advance by the Collaboration Committee.

     (d) Future Clinical Studies. If the Collaboration Committee determines that the results of the clinical studies show promise for future development of the Product (i.e., additional indications), the parties agree to discuss in good faith the implementation of additional clinical studies by the parties and the allocation of the costs for such additional studies between the parties.

3.15 Additional Clinical Studies. Upon Abbott's initiation of any Investigational New Drug Application related to any new indication, dosage form or formulation of the Product, the parties shall meet to discuss such Investigational New Drug Application and the projected expenses involved in conducting a program for a Supplemental New Drug Application to the FDA, including required expenditures for new clinical development programs. If Cephalon is interested in pursuing a collaboration for such new indication, dosage form, or formulation, Cephalon shall notify Abbott within thirty
     (30) days of their meeting and the parties shall thereafter negotiate in good faith during the succeeding three (3) month period a sharing of the clinical development expenditures necessary to file a Supplemental New Drug Application, the allocation of marketing responsibilities, as well as a sharing of the revenues related to the sale of drug under such Supplemental New

     Drug Application. The sharing of such expenditures, responsibilities and revenues shall reflect the parties' good faith determination of the extent to which the percentage of the market for the new indication, dosage form or formulation is in the Field. If the parties are unable to agree on such sharing arrangements, the matter shall be referred to Abbott's Vice President, Pharmaceutical Commercial Operations, and Cephalon's Chief Operating Officer for resolution. If such dispute cannot be resolved as aforesaid, the matter shall be submitted to alternative dispute resolution in accordance with Section 18.7 hereof. If Cephalon is not interested in pursuing such a collaboration, or if the parties are unable to agree on the terms of such a collaboration within three (3) months following good faith negotiations and the dispute is not submitted to alternative dispute resolution in accordance with Section 18.7, then Abbott shall have the right to develop and market, either by itself or with other collaboration partners, the new indication, dosage form, or formulation that is the subject of the Supplemental New Drug Application. If Abbott markets such new indication, dosage form, or formulation in the Territory during the Collaboration Period, the parties further agree to examine in good faith an appropriate methodology, if necessary, to distinguish sales of the new indication, dosage form, or formulation from "Net Sales" of the Product so that neither party is prejudiced hereunder by the sale of such new indication, dosage form, or formulation in the Territory.

ARTICLE 4- ABBOTT'S RESPONSIBILITIES

4.1  Compensation.

     (a) Commission. In consideration of Cephalon's performance hereunder, Abbott shall pay Cephalon a commission on Annual Net Sales (exclusive of return reserves) in accordance with this Article 4.

          [* The confidential material contained herein has been omitted and has been separately filed with the Commission.]

          [* The confidential material contained herein has been omitted and has been separately filed with the Commission.]

     (b) Payment. Abbott shall pay the commission due Cephalon on the total Annual Net Sales generated through the end of each Sales Quarter within forty-five (45) days after the end of each such Sales Quarter (except for the first and tenth Sales Years, in which case the commission shall be payable within forty-five (45) days after the end of the applicable Sales Year), provided Abbott has received Cephalon's Detail reports required under Section 3.7(a)(i). Abbott shall make such payment in U.S. Dollars by wire transfer to such bank and account number as Cephalon may identify to Abbott from time to time. Payment of the commission shall be as follows:

          [* The confidential material contained herein has been omitted and has been separately filed with the Commission.]

               [*The confidential material herein has been omitted and has been separately filed with the Commission.]

               [*The confidential material herein has been omitted and has been separately filed with the Commission.]

               [*The confidential material herein has been omitted and has been separately filed with the Commission.]

               [*The confidential material herein has been omitted and has been separately filed with the Commission.]

     (d)  Credit.

          (i) General. In the event an adjustment to the commission due Cephalon pursuant to Section 4.1(c) is required, then Abbott shall take a credit against the payment due Cephalon for the Sales Year in which Cephalon failed to achieve the Primary and Secondary Detail requirements set forth in Section 3.1(b). if any credit is due Abbott due to the application of Section 4.1(c), then:

               (A) Abbott shall notify Cephalon of the reduced compensation payment and the method of calculation used to determine such amount; and

               (B) Abbott shall subtract from the commission installment otherwise due for the fourth Sales Quarter, the amount of the credit due Abbott so that the sum total of all commission installments paid for the applicable Sales Year equals the amount due Cephalon under Section 4.1(c) above.

          (ii) Detail Variance. In the event Cephalon performs all of the required Detail Variance during the first Sales Quarter of a Sales Year in accordance with Section 3.2(b) hereof, such Detail Variance shall be added to the number of Cephalon Details performed for the previous Sales Year and the commission that would have been due Cephalon for performing all of the required Cephalon Details shall be paid to Cephalon in accordance with
               Section 3.2(b).

     (e) Residual Payments. Subject to the provisions of Section 11.6, in consideration of Cephalon's efforts in developing Product goodwill, Abbott shall pay the following commissions to Cephalon during each Residual Period following the expiration or termination of the Collaboration Period. The commission payments due for the Residual Periods shall be made within forty-five (45) days following the end of each Residual Period:

          [* The confidential material contained herein has been omitted and has been separately filed with the Commission.]

     [* The confidential material contained herein has been omitted and has been separately filed with the Commission.]

     (f) Recalculation of Net Sales. For up to two (2) years following the date of each Sales Year commission payment, Abbott may recalculate the commission due for such Sales Year as a result of any other adjustments due to Net Sales for such Sales Year of which Abbott becomes aware or for which Abbott becomes entitled. if, as a result of such recalculation,

          (i) Abbott has overpaid commission to Cephalon relating to such Sales Year, Abbott shall credit such amount against Cephalon's next due commission payment; or

          (ii) Abbott has underpaid commission to Cephalon relating to such Sales Year, Abbott shall pay such amount to Cephalon with its next due commission payment.

     (g)  Net Sales Report and Audit.

          (i) Net Sales Report. On a quarterly basis, Abbott shall provide Cephalon with a report showing: (A) gross sales of the Product in the Territory for use in the Territory and the supporting calculation of sales of Gabitril(R) outside the Field, so long as the data is available from IMS within the stated time period, and if not, as soon as reasonably practicable thereafter; (B) a calculation demonstrating the adjustments to gross sales in order to arrive at Quarterly Net Sales or Annual Net Sales, as applicable; (C) Quarterly Net Sales and, if applicable, Annual Net Sales of the Product; and (D) the calculation of the commission payable, including any adjustments to the commission payable. Abbott shall deliver such report to Cephalon within forty-five (45) days of the end of each Sales Quarter.

          (ii) Audit of Net Sales Report. If Cephalon, in its reasonable judgment, determines that an audit of Abbott's relevant books and records is necessary to verify the information supplied by Abbott pursuant to Section 4. 1(g)(i), then Cephalon's designee, under duty of confidentiality to Abbott and Cephalon, and provided such designee is an independent certified public accountant reasonably acceptable to Abbott, shall have the right, on fifteen (15) days' advance written notice, at Cephalon's expense, to perform an audit of the relevant books and records of Abbott not more than once in any twelve (12) month period to verify the information supplied by Abbott pursuant to
               Section 4.l(g)(i); provided however, Cephalon must notify Abbott of its intent to exercise this audit right within six (6) months of receipt of Abbott's Annual Net Sales report. If Cephalon has not notified Abbott within such six (6) month period, Cephalon's audit right for such Sales Year shall terminate. Notwithstanding the foregoing, if an audit reveals that there has been a variance of two percent (2%) or more in the determination of the applicable Annual Net Sales, then the cost for such audit shall be paid by Abbott, and Cephalon's designee, under duty of confidentiality to Abbott and Cephalon, and provided such designee is an independent certified public accountant reasonably acceptable to Abbott, shall have the right, on at least fifteen
               (15) days' advance written notice, to audit Abbott's relevant books and records, as set forth above, at Abbott's expense, for each of the succeeding three (3) Sales Quarters. Thereafter, Cephalon shall have a twelve (12) month audit right in accordance with the first sentence of this paragraph, subject to such right again reverting to a quarterly audit right in accordance with the third sentence of this paragraph. In addition, Cephalon shall be entitled to one additional right of audit, at Cephalon's expense, as set forth in this Section 4. 1(g)(ii) for each occasion of Abbott's recalculation of the commission payable for any Sales Year pursuant to Section 4.1(f). Cephalon must notify Abbott of its intent to exercise such additional right within sixty (60) days of Abbott's notice to Cephalon of payment due.

4.2 Identification of Cephalon on Promotional Materials. For the Collaboration Period and subject to the provisions of Section 3.5(a), and except for currently existing Promotional Materials provided by Abbott to Cephalon, the Cephalon and Abbott company identifications (or names) and/or logos, as set forth in Exhibit 4.2 attached hereto, shall be jointly presented in equal size and prominence on advertising directed to the physicians and on Promotional Materials directed to the physicians, unless such joint presentation is prohibited by law in the Territory. Cephalon hereby grants to Abbott, without additional consideration, such non-exclusive rights with respect to Cephalon's company identifications (or names) and/or logos as Abbott may require solely for the purposes of developing, producing and distributing the Promotional Materials for the Product and advertisements for the Product during the Term and in accordance with the terms of this Agreement. Abbott hereby grants to Cephalon, without additional consideration, such non-exclusive rights with respect to Abbott's company identifications (or names), the Trademarks and/or logos as Cephalon may require solely for the purposes of developing, producing and distributing the Promotional Materials for the Product and advertisements for the Product during the Term and in accordance with the terms of this Agreement. Cephalon shall use only camera-ready and/or computer accessible illustrations of the Abbott logo and the Trademarks provided by Abbott.

4.3 Product Supply and Pricing. Cephalon acknowledges that Abbott shall have the sole responsibility for the manufacture, distribution, supply, shipping, warehousing, invoicing, billing and for collection of receivables resulting from Product sales, at Abbott's cost and expense. At all times during the Collaboration Period, Abbott shall undertake all Reasonable Commercial Efforts to make available and sell sufficient quantities of the Product to meet the requirements of its customers, taking into account the actual demand for the Product and the marketing strategy for the Product. Cephalon recognizes and accepts that the final decision for the allocation of Product in the event of a shortage rests with Abbott. Abbott may take into consideration the global market Abbott is obligated to supply in determining such allocation. In accordance with Section 3.8(c), Cephalon recognizes and accepts that the final decision for the pricing of Product rests with Abbott.

4.4  Other Abbott Responsibilities.

     (a) Detailing Effort. During the first Sales Year, Abbott shall perform such number of Reminder Details so that the total number of Reminder Details performed by Abbott in calendar year 1999 is equal to [*The confidential material herein has been omitted and has been separately filed with the Commission.] During the second through ninth Sales Years, Abbott shall perform [* The confidential material contained herein has been omitted and has been separately filed with the Commission.] Reminder Details per Sales Year. During the tenth Sales Year, Abbott shall perform [* The confidential material contained herein has been omitted and has been separately filed with the Commission.] Reminder Details. All of the Abbott Details shall be Reminder Details. In the event Abbott fails to perform the required number of Abbott Details in a given Sales Year by a variance of minus ten percent (-10%) or less, then Abbott shall be entitled to make up such variance by performing all of the variance in the first Sales Quarter of the subsequent Sales Year, in addition to the Abbott Details that Abbott is required to perform in that Sales Quarter. Abbott may hire contract representatives to perform Abbott Details required of Abbott Representatives hereunder with the prior written consent of the Collaboration Committee, which consent shall not be unreasonably withheld.

     (b) Sample Packs. Abbott shall provide the Abbott Representatives with Sample Packs in accordance with the promotional program approved by the Collaboration Committee. Abbott shall be entitled to include as a Promotional Expense, its cost of manufacturing and packaging the Sample Packs for the Abbott Representatives. Abbott shall cause the Abbott Representatives to distribute Sample Packs in connection with the Abbott Detailing of the Product and in strict accordance with the PhRMA Code and all applicable Federal, state and local laws and regulations of the Territory, including, but not limited to, the Sampling Act. Abbott shall maintain all records required pursuant to the Sampling Act, including, without limitation, maintenance of actual business reply cards and delivery receipts for any Sample Packs delivered to its sales force. Abbott shall have the sole responsibility for storing and distributing Sample Packs purchased for Abbott Representatives.

     (c) Customer Relationships. Abbott shall have sole responsibility for all managed care account responsibilities and shall use Reasonable Commercial Efforts with respect to contracting with and managing the trade relationships with managed care, retail pharmacy and wholesaler organizations, including GPOs, HMOs, PPOs, PBMs, Federal accounts and long-term care, and will use Reasonable Commercial Efforts to manage these relationships to maximize the commercial potential of the Product. These responsibilities shall include, without limitation, disseminating adequate notification of price changes, assuring adequate pharmacy and wholesaler stocking, disseminating any Product recall or withdrawal announcements and other material Product announcements. Abbott agrees to use its reasonable efforts to keep Cephalon apprised of significant developments with its managed care, retail pharmacy and wholesaler business that concern the Product.

4.5  Abbott Reports and Cephalon Audit Rights.

     (a)  Internal Abbott Report and Cephalon Audit Right.

          (i) Abbott Report. Not later than sixty (60) days after the end of each Sales Year of the Collaboration Period, Abbott shall supply Cephalon with a report containing the actual number of Abbott Details performed during such Sales Year, along with a breakdown of the Abbott sales territories where such Abbott Details were performed, types of physicians to whom Abbott Details were made, and Product indications emphasized.

          (ii) Audit Right. If Cephalon determines, in its reasonable judgment, that an audit is necessary to determine Abbott's compliance with the stated requirements of Section 4.5(a)(i), then Cephalon or its designee, provided such designee is an independent certified public accountant reasonably acceptable to Abbott and under a duty of confidentiality to Abbott, shall have a right to perform, at Cephalon's expense, not more than once in any twelve (12) month period and on at least fifteen (15) days advance written notice, an audit of Abbott's relevant books and records to determine Abbott's compliance with Section 4.5(a)(i); provided, however, Cephalon must notify Abbott of its intent to exercise this audit right within six (6) months of receipt of Abbott's final report of Abbott Details for a Sales Year. If Cephalon has not notified Abbott within such six (6) month period, Abbott's audit right for such Sales Year shall terminate. Notwithstanding the foregoing, if an audit discloses a variance of five percent (5%) or more in the number of Reminder Details actually performed by Abbott Representatives, then the cost for such audit shall be paid by Abbott and Cephalon's twelve (12) month audit right shall become a quarterly audit right, at Abbott's expense, for the succeeding three (3) Sales Quarters. Thereafter, Cephalon shall have a twelve (12) month audit right in accordance with the first sentence of this paragraph, subject to such right again reverting to a quarterly audit right in accordance with the second sentence of this paragraph.

     (b) Sales Data for Purposes of Calculation of Cephalon Representative Incentive Compensation. For each Sales Year of the Collaboration Period, in order to aid Cephalon in accurately crediting Cephalon Representatives for volume of sales generated, Abbott shall provide to Cephalon, within thirty (30) days after the last day of each Sales Quarter, Abbott internal sales data and such sales data concerning the Product as Abbott obtains from third parties to the extent Abbott's agreements with the suppliers of such data permit Abbott to do so. if Abbott cannot supply all sales data needed by Cephalon to calculate properly the Cephalon Representative incentive compensation on a Cephalon Representative sales territory basis, Cephalon shall approach Drug Distribution Data or another third party external audit source which both Abbott and Cephalon deem to be reliable, in order to obtain such information on a Cephalon Representative sales territory basis.

ARTICLE 5- ADVERSE EVENTS, RECALLS AND OTHER REGULATORY MATTERS

5.1 Adverse Reaction Reporting. Cephalon shall keep Abbott informed of information in or coming into its possession or control concerning side effects, injury, toxicity or sensitivity reaction and incidents of severity thereof associated with commercial and clinical uses, studies, investigations or tests of the Product (in humans), within or outside the Territory, whether or not determined to be attributable to the Product. During the term of this Agreement, Cephalon shall notify the Abbott Medical Affairs Department within twenty-four (24) hours, by facsimile or telephone only, and after a responsible employee of Cephalon first becomes aware of any adverse drug experience involving the Product.

5.2 Product Information Requests. Information concerning any complaints, inquiries and/or drug information requests from consumers, physicians, or other third parties regarding the Product shall be forwarded to the Abbott Medical Affairs Department within twenty-four (24) hours of Cephalon's receipt of the information and/or inquiry. The Abbott Medical Affairs Department shall respond to such complaints and inquiries, if necessary, in accordance with its usual and customary procedures. Abbott shall supply Cephalon, for Cephalon's information purposes only, with copies of its standard response information for the Product as well as any updates thereto.

5.3 Governmental Reports. Abbott shall be responsible for filing with the FDA any adverse reaction reports that it receives directly from third parties and any adverse reaction reports that it receives from Cephalon.

5.4 Product Recall. In the event that either party determines that an event, incident or circumstance has occurred which may result in the need for a recall or other removal of any Product, or any lot or lots thereof, from the market, such party shall promptly advise the other and the parties shall consult with respect thereto. Abbott shall have the sole authority to decide whether a recall or other removal of such Product shall be made. Except as provided below, if Abbott recalls or otherwise removes such Product or any lot or lots thereof from the market, Abbott shall bear all costs and expenses of such recall or removal, including, without limitation, expenses and other costs or obligations to third parties, the cost and expense of notifying customers and the costs and expenses associated with shipment of the recalled Product and the cost and expense of destroying the Product removed from the market, if necessary. Any such recall or removal costs, expenses or obligations shall be borne by Cephalon only to the extent that the recall or removal results from Cephalon's:

     (i)       improper distribution, storage, or shipment of Sample Packs;

     (ii)      improper sampling practices or mishandling of Sample Packs;

     (iii) co-promotion of the Product in a manner inconsistent with the Product's labeling or other Promotional Materials provided by Abbott; or

     (iv)      violation of this Agreement.

     In the event of a recall, the parties shall promptly meet and discuss in good faith whether the parties' obligations under this Agreement should be ended or reduced.

5.5 Procedures. Within thirty (30) days after the date of this Agreement, representatives from the drug surveillance and medical information departments of each party shall meet to establish procedures to accomplish the obligations set forth in this Article 5.

5.6 Governmental Contact Reporting. Each party shall notify the other within twenty four (24) hours in writing upon being contacted by the FDA or any other Federal, state, or local governmental agency for any regulatory purpose pertaining to this Agreement or to the Product, including any audit regarding safety or surveillance. Cephalon shall not respond to the FDA or such governmental agency before consulting with Abbott's Vice President, Corporate Quality Assurance and Regulatory Affairs and Abbott's Medical Services Director, unless, under the circumstances pursuant to which FDA or such other Federal, state, or local governmental agency contacts Cephalon, it is not practical or lawful for Cephalon to give Abbott advance notice, in which event Cephalon shall inform Abbott of such contact as soon as practical and lawful. Abbott shall provide Cephalon with prompt written notice of any inquiries from, or positions taken by, the FDA or any other Federal, state, or local governmental agencies which may affect the co-promotion, sale or distribution of the Product. In addition, Abbott shall keep Cephalon advised with respect to information concerning the safety or efficacy of the Products. Abbott shall supply detailed information regarding such safety, efficacy, and medical information issues, and shall provide copies of safety reports as and when filed with the FDA.


5.7 Clinical Trial Adverse Events, if clinical trials are to be conducted by Cephalon, all adverse events shall be reported to Abbott and all adverse event reporting shall be the responsibility of the Abbott Medical Affairs Department. The terms of adverse event collection and processing must be agreed upon before the trial initiation. All clinical trial protocols must be reviewed and accepted by the Abbott Medical Affairs Department and its appropriate Cephalon counterpart.

5.8 Product Labeling. Abbott represents that the Product is properly labeled in accordance with applicable laws and the parties agree that Abbott shall have sole responsibility for decisions regarding labeling changes which may be required from time to time for safety issues. Abbott shall promptly notify Cephalon of any such changes.

5.9 Annual Report. Cephalon will report to Abbott in a timely manner all information necessary to complete annual safety reports or other reports requiring clinical safety information.

5.10 Quality Assurance. Abbott shall provide FDA-483 observations and responses associated with the manufacture of the Product to Cephalon.

ARTICLE 6 - PRODUCT REGISTRATION AND LAUNCH

6.1  Product Registration. During the Term and subject to the provisions of
     Section 10.2(c) with respect to the withdrawal of the Product, Abbott shall, at its own expense, obtain and thereafter maintain all regulatory approvals necessary for the marketing of the Product in the Territory. Abbott shall provide Cephalon with prompt notice of any change in regulatory approvals. Abbott represents that it has obtained all regulatory approvals necessary for the marketing of the Product in the Territory.

6.2 Launch Dates. The Cephalon Promotional Launch Date shall be no later than July 1 1999. The Cephalon Detail Launch Date shall be no later than September 15, 1999. [* The confidential material contained herein has been omitted and has been separately filed with the Commission.]

     [* The confidential material contained herein has been omitted and has been separately filed with the Commission.]

ARTICLE 7 - REPRESENTATIONS AND WARRANTIES

7.1 Cephalon Representations and Warranties. Cephalon hereby represents and warrants that:

     (a)  Cephalon is duly authorized to enter into this Agreement.

     (b) No other consents or approvals are necessary for Cephalon to enter into this Agreement and perform its obligations hereunder.

     (c) This Agreement does not conflict with any other Cephalon contractual obligation.

     (d) Cephalon shall perform its obligations hereunder in accordance with the PhRMA Code and all applicable Federal, state and local laws and regulations of the Territory, including, but not limited to, the Sampling Act; provided however, Cephalon shall not be in default of the terms of this Agreement if Cephalon violates the PhRMA Code or any applicable Federal, state or local laws or regulations of the Territory as a direct result of Cephalon's use of or reliance on Abbott-provided Promotional Materials, Product labeling, or Abbott's license to the Patent or its ownership of the Trademarks or the use of Abbott's company identification (or name) and/or logos.

     (e) Cephalon is a corporation duly organized under the laws of the State of Delaware, and is in good standing in such state.

7.2 Abbott Representations and Warranties. Abbott hereby represents and warrants that:

     (a)  Abbott is duly authorized to enter into this Agreement.

     (b) No other consents or approvals are necessary for Abbott to enter into this Agreement and perform its obligations hereunder.

     (c) This Agreement does not conflict with any other Abbott contractual obligation.

     (d) Abbott shall perform its obligations hereunder in accordance with the PhRMA Code and all applicable Federal, state and local laws and regulations of the Territory, including, but not limited to, the Sampling Act; provided however, Abbott shall not be in default of the terms of this Agreement if Abbott violates the PHRMA Code or any applicable Federal, state or local laws or regulations of the Territory as a direct result of Abbott's use of Cephalon's company identification (or name) and/or logos.

     (e) As of the date hereof, Abbott is the exclusive licensee of the Patent in the Territory, and is the owner of the Trademarks in the Territory.

     (f) As of the date hereof, there are no patents or trademarks owned by others of which Abbott is aware which would be infringed by the promoting or selling of the Product under the Trademarks in the Territory.

     (g) As of the date hereof, there are no suits, claims or proceedings pending against Abbott or any of its Affiliates in any court or by or before any governmental body or agency with respect to the Product or the Patent or the Trademarks or Abbott's exclusive license to the Patent in the Territory, and to the best of Abbott's knowledge, no such actions, suits or claims have been threatened against it in the Territory.

     (h) Incentive compensation paid to Abbott Representatives performing Reminder Details of the Product will not be reduced during the Collaboration Period to a level below that currently paid to Abbott Representatives performing Reminder Details of the Product.

     (i) The number of annual Reminder Details performed by Abbott Representatives since January 1, 1999 until the date hereof is proportionally no less than the [* The confidential material contained herein has been omitted and has been separately filed with the Commission.] Reminder Details required to be performed annually by Abbott hereunder.

     (j) Abbott shall manufacture, package, label, store, ship and handle the Product in compliance with GMPs.

     (k) To the best of Abbott's knowledge, Abbott has provided Cephalon with copies of its files relating to Product recalls, adverse events and warning letters received by Abbott and relating to the Product in the Territory.

     (l) As of the date hereof, Abbott is not aware of any contract, agreement or intellectual property matters that might adversely impact Abbott's ability to perform its obligations under this Agreement.

     (m) To the best of Abbott's knowledge, as of the date hereof, Abbott is not aware of any legal challenge relating to the validity of the Patent.

     (n) As of the date hereof, Abbott's exclusive license for the Product is in full force and effect and Abbott agrees to maintain said exclusive license in full force and effect for the Term, or obtain such other rights to the Product as will allow Abbott and Cephalon to perform their respective obligations as contemplated under this Agreement.

     (o) As of the date hereof, Abbott is not engaged in any discussions with FDA, nor, to the best of Abbott's knowledge, are there any actions pending with FDA that would materially change the labeling of the Product or materially change Abbott's ability to market, promote or sell the Product.

7.3 NO OTHER WARRANTIES. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, EACH PARTY MAKES NO OTHER WARRANTIES OR REPRESENTATIONS, INCLUDING FITNESS FOR PURPOSE AND MERCHANTABILITY, WHETHER EXPRESS OR IMPLIED.

ARTICLE 8 - NON-COMPETITION

8.1 (a) [* The confidential material contained herein has been omitted and has been separately filed with the Commission.]

     (b) Abbott agrees that it shall not negatively position the Product in any of its marketing efforts during the Term.


[* The confidential material contained herein has been omitted and has been separately filed with the Commission.]


8.3 New Forms. In addition, if pursuant to Section 1.20 and 3.15, Cephalon co-promotes any new indication(s), dosage form(s) or formulation(s) of the Product, then the restriction of this Article 8 shall be automatically expanded to include such new indication(s), dosage form(s) or formulation(s).

ARTICLE 9 - RELATIONSHIP

The parties agree that they are independent contractors. Neither party nor any employee of such party is an employee, officer, agent, partner, business representative of, or legal representative of, or joint venturer with the other party. Neither party has authority to assume any obligation on behalf of the other party and shall not hold out to third parties that it has any authority to do so unless otherwise specified herein. Neither party shall take any action that might mislead or confuse third parties in this regard. Unless otherwise provided herein, each party shall be responsible for its own expenses and shall not incur expenses for the other party's account unless expressly authorized in writing to do so by the other party.

ARTICLE 10 - TERM AND TERMINATION

10.1 (a) Term. This Agreement shall become effective on July 1, 1999 and shall, unless sooner terminated as otherwise provided, be in full force and effect until April 23, 2010, unless extended pursuant to Section 10.1(b) below.

     (b) Patent Extension. In the event that the term of the Patent is extended from its current expiration date of April 23, 2008, whether through an extension under 35 U.S.C.ss.155 or otherwise, then the Collaboration Period may be extended as follows: Abbott shall notify Cephalon that an extension of the term of the Patent has been granted, and Cephalon shall then have a first right of negotiation to extend the Collaboration Period for a term commensurate with the extended term of the Patent. If Cephalon desires to exercise its right of first negotiation, Cephalon shall so inform Abbott within thirty (30) days of its receipt of notice from Abbott, and the parties shall, in good faith, proceed within a reasonable period of time thereafter to negotiate the terms of their relationship during the extended Collaboration Period. If the parties are unable to reach agreement on the terms of such extension within six (6) months thereafter, Abbott shall have the right to promote the Product on its own for the extended term of the Patent, or to collaborate with, co-promote with and/or license rights to, third parties for such extended term of the Patent.

10.2 Early Termination. This Agreement may be terminated prior to the expiration of the Term upon the occurrence of any of the following events:

     (a)  Material Breach. Termination pursuant to the application of this
          Section 10.2(a) shall be deemed termination due to a material breach of this Agreement.

          (i) Either party's giving ninety (90) days' prior notice to the other party of a material breach of any of the terms or conditions of this Agreement by such other party and the other party fails to

               (A) cure its breach, provided such breach is capable of cure, within the ninety (90) days' notice period; or

               (B) commence and diligently pursue efforts to cure such breach if such breach is not capable of cure within the ninety (90) day notice period, provided such cure is completed no later than one hundred eighty (180) days following receipt of initial notice.

          (ii) Abbott's notice to Cephalon with respect to breach of any of the following provisions, as such provisions are material breaches not capable of cure: Section 6.2 Cephalon Detail Launch Date and Cephalon Promotional Launch Date), Article 8 (non-competition) and Section l0.2(a)(iii) (failure to perform Cephalon Details).

          (iii) Abbott giving ninety (90) days' prior notice to Cephalon if Cephalon fails to perform a minimum of [* The confidential material contained herein has been omitted and has been separately filed with the Commission.]


          (iv) Cephalon giving ninety (90) days' prior notice to Abbott if Abbott fails to perform a minimum of [* The confidential material contained herein has been omitted and has been separately filed with the Commission.]


     (b) Withdrawal of Product. Either party giving ninety (90) days' prior notice to the other if Abbott permanently withdraws the Product from the market in the Territory upon request of FDA. Termination pursuant to the application of this Section 10.2(b) shall not be deemed termination due to a material breach of this Agreement by either party.

     (c) Patents. Either party giving ninety (90) days' prior notice to the other if

          (i) the Patent no longer provides the Product with exclusivity in the Territory; or

          (ii) the manufacture, importation, sale or use of the Product is adjudicated by a court of competent jurisdiction to infringe the patent rights of any third party.

          Notwithstanding the foregoing, in the case of (i) and (ii) above, either party's right to terminate shall not become effective until such time as Abbott has (i) exhausted all possible appeals; or (ii) after utilizing Reasonable Commercial Efforts, failed to secure a license from the third party claiming infringement to allow the Product to maintain its exclusivity in the Territory; provided that during the pendency of any such appeals or the securing of a license the Patent retains its exclusivity.

          Termination pursuant to the application of this Section 10.2(c) shall not be deemed termination due to a material breach of this Agreement by either party.

     (d) Force Majeure. Either party giving ninety (90) days' prior notice to the other party if an event of Force Majeure as described in Article 17 continues for more than six (6) months. Termination pursuant to the application of this Section 10.2(d) shall not be deemed termination due to a material breach of this Agreement by either party.

     (e) Bankruptcy. Immediately, upon either party giving notice to the other party in the case of any adjudication of bankruptcy or insolvency, appointment of a receiver by a court of competent jurisdiction, assignment for the benefit of creditors, or institution of liquidation proceedings by or against the other party. Termination pursuant to the application of this Section 10.2(e) shall not be deemed termination due to a material breach of this Agreement by either party.

     [* The confidential material contained herein has been omitted and has been separately filed with the Commission.]

          [* The confidential material contained herein has been omitted and has been separately filed with the Commission.]

[* The confidential material contained herein has been omitted and has been separately filed with the Commission.]

[* The confidential material contained herein has been omitted and has been separately filed with the Commission.]


     (g) Sales. Either party giving at least three (3) months notice during the first Sales Quarter of the fifth Sales Year if Net Sales of the Product in the fourth Sales Year were not at least seventy-five percent (75%) of [* The confidential material contained herein has been omitted and has been separately filed with the Commission.] and neither party is making a profit from its activities under this Agreement, with no substantial likelihood to achieve profitability, as reasonably determined based upon projected sales forecasts of the Collaboration Committee. Termination pursuant to the application of this Section 10.2(g) shall not be deemed termination due to a material breach of this Agreement.

ARTICLE 11 - CONSEQUENCES OF TERMINATION

11.1 Confidential Information. In the event of termination of this Agreement for any reason, both parties shall stop using all Confidential Information, as defined in Section 14.1, supplied by the other party. Upon either party's request, the other shall return to its owner all written and/or tangible Confidential Information. Both parties and their Affiliates shall continue to be bound by the provisions of Article 14 for a period of five (5) years after the termination of this Agreement or ten (10) years after the execution of this Agreement, whichever is later; provided however, both parties shall bind their employees with respect to Confidential Information for at least five (5) years after termination of such employee's employment or for as long as such party binds its employees with respect to its own Confidential Information, whichever is longer; provided however, in no event shall any employee be bound for a period of time longer than that set forth herein. Furthermore, Cephalon shall not use any Confidential Information which is related to the safety or efficacy of the Product (including adverse drug experience information) and Abbott shall not use any Confidential Information which is related to the safety or efficacy of Provigil(R) (Modafinil) until the later of: (i) such time as the Patent for the Product or the patent for Provigil(R) (Modafinil), as the case may be, has expired or been declared invalid by a court of competent jurisdiction;
     (ii) a period of five (5) years after termination of this Agreement; or
     (iii) a period of ten (10) years after the execution of this Agreement.

11.2 Accrued Obligations. Termination of this Agreement shall not relieve the parties hereto of any liability which accrued hereunder prior to the effective date of such termination nor prejudice either party's right to obtain performance of any obligation provided for in this Agreement which expressly survives termination.

11.3 Return of Materials. Upon termination or expiration of this Agreement, Cephalon shall, at Abbott's election, either destroy or return to Abbott or its designee all Promotional Materials relating to the Product and all Sample Packs then in Cephalon's possession.

11.4 Commission Rates.

     (a) Material Breach by Cephalon. If this Agreement is terminated due to a Cephalon material breach or due to an acquisition or change of ownership under Section 10.2(f) (change of ownership resulting in breach of Article 8), then the applicable commission rate on the Net Sales of the Product for the Sales Year in which such termination occurred shall be the rate which would be applicable if the Net Sales accrued at the time of termination were the entire Annual Net Sales for such Sales Year.

     (b) Material Breach by Abbott. In the event the Agreement is terminated due to an Abbott material breach under Section 10.2(a), the applicable commission rate for the Net Sales then accrued for the Sales Year in which such termination occurred shall be the pro-rated amount which would be applicable if the Net Sales were annualized for the entire Sales Year. [* The confidential material contained herein has been omitted and has been separately filed with the Commission.]

     (c) Termination for Purpose other than Abbott Material Breach or Cephalon Material Breach. If this Agreement is terminated for any cause other than those identified in Section 11.4(a) and (b) above, then the applicable commission rate on the Net Sales of the Product for the Sales Year in which such termination occurred shall be determined by calculating the commission payment due as if Section 11.4(a) were applicable, and the commission payment due as if Section 11.4(b) were applicable, and taking the average of the results of such calculations.

[* The confidential material contained herein has been omitted and has been separately filed with the Commission.]


11.6 Residual Payment. Pursuant to Section 4.1(e), Abbott shall pay Cephalon residual payments for the Residual Periods in accordance with Section 4.1(e), except as set forth in this Section 11.6. if this Agreement terminates due to: (i) a Cephalon material breach; or (ii) termination pursuant to Section 10.2(f), then Abbott shall not pay any residual payment to Cephalon, except as specifically provided in Section l0.2(f)(ii). If this Agreement terminates due to an Abbott material breach, then Abbott shall pay the residual payment due Cephalon pursuant to Section 4.1(e). In the event such termination by Cephalon is due to an Abbott material breach, the amount of the residual payment due Cephalon shall not be construed as a penalty or as damages, but rather as compensation, and as such, it shall be included for purposes of calculating compensatory damages in the event Cephalon exercises any remedies available to it pursuant to Section 11.7 as a result of Abbott's material breach. If the Agreement terminates for any other reason, such residual payment shall be paid with respect to Net Sales accrued during the two - twelve (12) month periods immediately following the termination date and the residual commission rate shall be determined as follows: the residual payment commission rate as set forth in Section 4.1(e) shall be multiplied by a fraction, the numerator of which is the number of months completed under this Agreement and the denominator of which is one hundred four (104) months, the number of months in the full Collaboration Period. The newly-calculated commission rate shall be the commission rate used to calculate commissions due to Cephalon for the two - twelve (12) month periods immediately following the termination date. Abbott shall pay Cephalon the amounts payable pursuant to this Section 11.6 within forty-five (45) days of the end of each such twelve (12) month period. Abbott shall make such payment by wire transfer to such bank and account number as Cephalon may identify to Abbott from time to time.

11.7 Remedies. The fact that either party exercises any right of termination for material breach that it may have under this Agreement shall not prevent such party from seeking any other remedy it may be entitled to in law or equity for material breach, except as set forth in Section 6.2 and Section
     11.10. If this Agreement terminates for any reason, except as set forth in
     Section 10.2(a) and Section 10.2(f)(i), (iii) and (iv), the parties shall have no further recourse against each other in law or equity, except for any obligations accrued prior to such termination. Any provision under this Agreement which provides a remedy to a party for the other party's non-performance shall be deemed to be an exclusive remedy. The parties agree to seek any such remedies in law or equity solely through the mechanism set forth in Section 18.7 hereof.

11.8 Survival. The provisions of Section 6.2, with respect to liquidated damages, Article 11, Article 12, Article 13, Article 14, and Sections 16.3,16.4 and 16.5 and Sections 18.7 and 18.9, shall survive the termination of this Agreement; provided however, with respect to Section 16.6, for those matters which arose during the term of this Agreement, each party shall continue to provide assistance to the other in order to restrain such infringement as set forth in Section 16.6.

11.9 Intellectual Property. Upon termination of this Agreement for any reason, all use by Cephalon of Abbott's company identification (or name), Abbott's logo and the Trademarks shall cease. All use by Abbott of Cephalon's company identification (or name) and Cephalon's logo shall cease.

11.10 LIMITATION OF LIABILITY. NEITHER PARTY SHALL BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL LOSSES ARISING OUT OF OR RELATING TO THIS AGREEMENT; PROVIDED, HOWEVER, THIS LIMITATION SHALL NOT APPLY TO LOSSES FOR WHICH A PARTY IS INDEMNIFIED UNDER THE TERMS OF THIS AGREEMENT.

ARTICLE 12 - RIGHTS TO PROVIGIL(R) (MODAFINIL)

12.1 Right of First Negotiation. Cephalon hereby grants to Abbott, and Abbott hereby accepts a first right of negotiation to obtain from Cephalon, co-marketing, co-development and/or license rights to Provigil(R) (Modafinil) in the Territory.

[* The confidential material contained herein has been omitted and has been separately filed with the Commission.]

12.2  Additional Points of Understanding

      12.2.1 Cephalon shall not grant any third party any rights that conflict with Abbott's right of first negotiation unless Abbott has waived its right to exercise its right of first negotiation to co-market, co-develop and/or license with respect to Provigil(R)

(Modafinil). [* The confidential material contained herein has been omitted and has been separately filed with the Commission.]


12.2.2 Any information provided with respect to Provigil(R) (Modafinil) shall be subject to the confidentiality and non-disclosure obligations set forth in Article 14.

[* The confidential material contained herein has been omitted and has been separately filed with the Commission.]

ARTICLE 13 - INDEMNIFICATION

13.1 Abbott Indemnification. Abbott shall defend, indemnify and hold Cephalon and all of its officers, directors, employees and representatives harmless from and against all suits, claims, liabilities, costs, damages, judgments and other expenses (including, but not limited to, reasonable legal expenses and court costs) to the extent that such claims stem from claims brought by third parties and are attributable, in whole or in part, to:

      (i)   Abbott's breach of this Agreement;

      (ii) an infringement claim arising from Cephalon's authorized use or promotion of the Product or use of the Abbott company name, logo, trade dress, service mark or the Trademarks in connection with the Product;

      (iii) the Product (including claims relating to the manufacture of the Product) or Abbott's promotion of the Product, (including, but not limited to, claims made with respect to Abbott advertising or Abbott-provided Promotional Materials, and claims made with respect to advertising or Promotional Materials approved by Abbott's Medical Review Process pursuant to Section 3.5(e) herein, provided and to the extent such claims are based upon the negligent review and approval provided by Abbott's Medical Review Process) including, but not limited to, death or personal injury;

      (iv) Abbott's violation of applicable law, including, without limitation, the Sampling Act, in the performance of this Agreement; or

      (v) the negligence, recklessness or willful misconduct on the part of Abbott, its officers, directors, Abbott Representatives and other employees or representatives with respect to the Product or in the performance of the Agreement, including, but not limited to, product liability claims arising from out-of-label promotions made by Abbott or Abbott Representatives with respect to the Product;

         provided that Abbott shall not be required to indemnify Cephalon to the extent any such claim is attributable to the negligence or willful misconduct of Cephalon or the Cephalon Representatives in the performance of their obligations hereunder, including, but not limited to, out-of-label promotion of the Product and/or any breach by Cephalon of this Agreement. For purposes of Section 13.1(v) above only, Abbott shall not be considered negligent, reckless or willful if such claim arises in connection with Abbott's performance under this Agreement, so long as such performance was in accordance with the terms of this Agreement; nor shall Abbott be considered negligent, reckless or willful for purposes of Section 13.1(v) only, if such claim arises with respect to content of the Promotional Materials, advertising or other materials provided to Abbott by Cephalon as long as Abbott has distributed or employed such advertising, Promotional Materials or other such materials in accordance with the terms of this Agreement, except if such claim arises with respect to the negligent review and approval of Cephalon advertising or Promotional Materials approved by Abbott pursuant to Section 3.5(e) hereof.

13.2 Cephalon Indemnification. Cephalon shall defend, indemnify and hold Abbott and all of its officers, directors, employees and representatives harmless from and against all suits, claims, liabilities, costs, damages, judgments and other expenses (including but not limited to, reasonable legal expenses and court costs) to the extent that such claims stem from claims brought by third parties and are attributable, in whole or in part, to:

         (i)     Cephalon's breach of this Agreement;

         (ii) a trademark infringement claim arising from Abbott's authorized use of the Cephalon company name and/or logo in connection with the Product;

         (iii) Cephalon advertising or Cephalon-provided Promotional Materials (except to the extent such claim is based on such advertising or Promotional Materials having been negligently reviewed and approved by Abbott's Medical Review Process pursuant to Section 3.5(e) herein), including, but not limited to, death or personal injury;

         (iv) Cephalon's violation of applicable law, including, without limitation, the Sampling Act, in the performance of this Agreement; or

            (v) the negligence, recklessness or willful misconduct on the part of Cephalon, its officers, directors, Cephalon Representatives, and other employees or representatives with respect to the Product or in the performance of this Agreement, including, but not limited to, product liability claims arising from out-of-label promotions made by Cephalon or Cephalon Representatives with respect to the Product;

            provided that Cephalon shall not be required to indemnify Abbott to the extent any such claim is attributable to the negligence or willful misconduct of Abbott or the Abbott Representatives in the performance of their obligations hereunder, including, but not limited to, out-of-label promotion of the Product and/or any breach by Abbott of this Agreement. For purposes of Section 13.2(v) above only, Cephalon shall not be considered negligent, reckless or willful if such claim arises in connection with Cephalon's performance under this Agreement, so long as such performance was in accordance with the terms of this Agreement; nor shall Cephalon be considered negligent, reckless or willful for purposes of Section 13.2(v) only, if such claim arises with respect to the content of the Promotional Materials, Product labeling, advertising or other materials provided to Cephalon by Abbott so long as Cephalon has distributed or employed such Promotional Materials, Product labeling, advertising or such other materials in accordance with the terms of this Agreement.

13.3 Indemnification Procedures. Upon obtaining knowledge of the institution of any action, proceeding, or other event which could give rise to a claim of indemnity hereunder, the party seeking indemnification (the "Indemnified Party") shall promptly notify in writing the other party thereof (the "Indemnifying Party"). The Indemnifying Party shall have the right, at its expense, to employ counsel to defend such claim or demand and the Indemnified Party shall have the right, but not the obligation, at its expense to participate in the defense of any such claim or demand. So long as the Indemnifying Party is defending such claim or demand in good faith, the Indemnified Party shall not settle such claim or demand without the Indemnifying Party's consent. The Indemnified Party shall make available to the Indemnifying Party all records and other material reasonably required by it in contesting a claim or demand against the Indemnified Party and shall cooperate in the defense thereof.

ARTICLE 14 - CONFIDENTIALITY

14.1 Non-Disclosure. Neither party shall disclose any information received from the other party or an Affiliate of such other party pursuant to this Agreement or to any previous agreements between the parties or their Affiliates relating to this Agreement (including Product, Provigil(R)(Modafinil) and Depakote(R) and information received by Cephalon pursuant to Article 5 with respect to adverse drug experience data) (the "Confidential Information") without the other party's written consent; provided however, either party may disclose Confidential Information as reasonably necessary to its Affiliates in order to perform its obligations hereunder. Each party shall ensure that any Affiliate receiving Confidential Information pursuant to this Article 14 shall not disclose such information and such Affiliate shall conduct itself as if it were bound by the provisions of this Agreement with respect to Confidential Information. Confidential Information shall not include:

      (a) information which is or was known to the receiving party or its Affiliates at the time of its disclosure as evidenced by such party's or its Affiliates' written records, provided such information was not already subject to a confidentiality obligation;

      (b) information disclosed to the receiving party by a third party (other than its Affiliates) having the right to disclose such information;

      (c) information which becomes patented, published or otherwise part of the public domain as a result of acts of the disclosing party or of a third party (other than the disclosing party's Affiliates) obtaining such information and having the right to disclose the same;

      (d) information which is developed by or for a party or its Affiliates independently of: (i) the information provided under this Agreement; and independently of (ii) information provided under any co-promotion, collaboration or co-marketing agreement entered into by Cephalon or its Affiliates with Abbott or its Affiliates; as evidenced by such party's or Affiliate's written records; or

      (e) information which is required to be disclosed by law, provided that in such case the receiving party shall immediately inform the disclosing party and allow the disclosing party to obtain such protection of the Confidential Information as may be legally permissible prior to disclosure.

14.2 Non-Use. Each party agrees that it shall not use Confidential Information obtained as set forth in Section 14.1 above for any purpose other than that indicated in this Agreement without the prior written approval of the other party.

14.3  Disclosure of Confidential Information to Third Parties.

      (a) Auditors. If either party appoints a designee to perform an audit of the books and records of the other party pursuant to the terms of any of the audit provisions provided for hereunder, then such auditor shall execute a written confidentiality agreement with the party to be audited, which confidentiality agreement shall be at least as stringent as that provided herein. The scope of such designee's report to the hiring party shall be strictly limited to the scope of the audit permitted pursuant to the terms of this Agreement and a copy of such report shall be delivered to both parties.

      (b) Other Parties. If either party appoints any consultant to advise it in connection with its performance of this Agreement, then such party shall execute a written confidentiality agreement with such consultant, which confidentiality agreement shall be at least as stringent as that provided herein. Prior to the disclosure of any confidential information to such consultant, the consent of the other party shall be obtained, which consent shall not be unreasonably withheld.

ARTICLE 15 - PUBLIC ANNOUNCEMENTS

Each party agrees that, except as may be required by law, it shall not disclose the existence, substance or details of this Agreement (or any other publicity related thereto) without the prior written consent of the other party; provided, however, nothing contained herein shall be deemed to prohibit Abbott from issuing any publicity, press release or announcement relating to the Product which does not mention Cephalon or refer to this Agreement; and provided further that a party shall not be required to obtain consent of the other to subsequently disclose the contents of any previously approved publicity, press release or announcement. Cephalon shall only disclose details of this Agreement to those Cephalon employees, including Cephalon Representatives, on a need to know basis. In cases in which disclosure may be required by law, the disclosing party, prior to such disclosure, shall notify the non-disclosing party of the contents of the proposed disclosure. Consistent with applicable law, the non-disclosing party shall have the right to make reasonable changes to the disclosure to protect its interests. The disclosing party shall not unreasonably refuse to include such changes in its disclosure.

ARTICLE 16 - TRADEMARKS

16.1 Promotion. Cephalon shall promote the Product in the Territory only under the Trademarks and using company names, service marks and devices approved by Abbott and only using Promotional Materials approved by Abbott pursuant to Section 3.5.

16.2 Compliance with Laws. Cephalon shall, when referring to Abbott's trademarks and the Trademarks, company names, trade dress, service marks or devices, diligently comply with all laws pertaining to trademarks, service marks, trade dress or other intellectual property rights at any time in force in the Territory. Abbott shall, when referring to Cephalon's company name and/or logo, diligently comply with all laws pertaining to company names and/or logos at any time in force in the Territory.

16.3 No Assertion of Right. Cephalon shall not have, assert or acquire any right, title or interest in or to the Trademarks or any part of any label, company name, trade dress, service mark or device applied by Abbott, except those which are owned by Cephalon as set forth in Exhibit 16.3 attached hereto. Except as provided herein, Abbott shall not have, assert or acquire any right, title or interest in or to Cephalon's company name and/or logo.

16.4 Validity. Cephalon acknowledges the validity of Abbott's right, title and interest in and to the Trademarks or any labels, company names, trade dress, service marks, logos and devices as set forth in Exhibit 4.2. Cephalon shall not take or fail to take any action which may impair any such right, title or interest in the Trademarks, other than as provided for herein; nor shall Cephalon take any action which may create any right, title, or interest in the name "Abbott" or the Trademarks adverse to Abbott or any Abbott Affiliate. Abbott acknowledges the validity of Cephalon's right, title and interest in and to its company name and/or logo as set forth in Exhibit 4.2. Abbott shall not take or fail to take any action which may impair any such right, title or interest in Cephalon's company name and/or logo, other than as provided for herein; nor shall Abbott take any action which may create any right, title, or interest in the name "Cephalon" adverse to Cephalon or any Cephalon Affiliate.

16.5 Non-Use. Cephalon shall not use the Trademarks (or any trademark confusingly similar thereto), label, company name, trade dress, service mark, logo or device which is applied to the Product, on any other goods or products, notwithstanding that such goods or products are dissimilar to the Product or have a different use. Abbott shall not use Cephalon's company name and/or logo which is applied to the Product, on any other goods or products, notwithstanding that such goods or products are dissimilar to the Product or have a different use.

16.6 Notice of Infringement. Cephalon shall give Abbott prompt notice of any infringement or threatened infringement of the Trademarks, label, company name, trade dress, service mark, logo or device used in connection with the Product and shall, upon Abbott's request and at Abbott's sole expense if Abbott elects, in its sole discretion, to prosecute such infringement action, use its best efforts to assist Abbott to restrain the infringement or threatened infringement. Abbott shall give Cephalon prompt notice of any infringement or threatened infringement of Cephalon's company name and/or logo used in connection with the Product and shall, upon Cephalon's request and at Cephalon's sole expense if Cephalon elects, in its sole discretion, to prosecute such infringement action, use its best efforts to assist Cephalon to restrain the infringement or threatened infringement.

16.7 License Agreement. if Abbott determines that it is necessary or appropriate to reflect the parties' agreement with respect to the use of the Trademarks in a separate agreement, Cephalon agrees that it will execute such agreement. Such agreement shall reflect the terms hereof with respect to the use of the Trademarks.

ARTICLE 17 - FORCE MAJEURE

Failure of either party to perform its obligations under this Agreement (except for the payment of monies due and owing) shall not subject such party to any liability to the other if such failure is caused or occasioned by act of God, or the public enemy, fire, explosion, flood, drought, war, riot, sabotage, embargo, strikes, or other labor trouble, failure in whole or in part, of Abbott's suppliers to deliver on schedule materials, equipment or machinery to Abbott, interruption of or delay in transportation, compliance with any order, regulation or request of any government of competent jurisdiction or any officer, department, agency or committee thereof, including requisition or allocation or establishment of priority, or by compliance with a request authorized by such governmental authority of any manufacturer for material to be used by it, or by any other event or circumstance of like or different character to the foregoing beyond the reasonable control of the party so failing. The party suffering an event of Force Majeure shall immediately notify the other party and shall use all reasonable efforts to minimize the damages suffered by both parties. Both parties shall cooperate in good faith in order to minimize such damages and, subject to the provisions of Section 10.2(d), reach an agreement as to how to proceed.

ARTICLE 18 - GENERAL

18.1 Property Interest. Abbott shall retain all property interests in the Product until the point of sale and shall retain such property interest in all Sample Packs and Promotional Materials until their delivery to Cephalon. Cephalon shall neither have nor represent that it has any control or property interest in the Product. Nothing contained herein shall be deemed to grant, either expressly or impliedly, a license or other right or interest in any patent, trademark, including the Trademarks, or other similar intellectual property of Abbott except as may be necessary for Cephalon to perform its obligations as provided in this Agreement.

18.2 Assignment. Neither party may assign its interest under this Agreement without the prior consent of the other party [* The confidential material contained herein has been omitted and has been separately filed with the Commission.]


18.3 Headings. All headings are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

18.4 Notices. All notices, consents, approvals, orders, acceptances and requests shall be in writing addressed to the parties at the following addresses, respectively.

      If to Cephalon:            President
                                 Cephalon, Inc.
                                 145 Brandywine Parkway
                                 West Chester, Pennsylvania 19380-4245
                                 Fax:  (610) 344-7563

      With a copy to:            Senior Vice President, Secretary and
                                  General Counsel
                                 Cephalon, Inc.
                                 145 Brandywine Parkway
                                 West Chester, Pennsylvania 193804245
                                 Fax:  (610)738-6590

      If to Abbott:              Vice President,
                                 Pharmaceutical Commercial Operations
                                 Abbott Laboratories
                                 200 Abbott Park Road
                                 Dept. 533; Bldg. AP30
                                 Abbott Park, Illinois 60064-3537
                                 Fax: (847) 938-4877

      With a copy to:            Senior Vice President, Secretary and
                                 General Counsel
                                 Abbott Laboratories
                                 100 Abbott Park Road
                                 Dept. 32L; Bldg. AP6D
                                 Abbott Park, Illinois 60064-6049
                                 Fax: (847)938-1206

      Notices, consents and approvals shall be effective when delivered personally or sent by telex, facsimile or other telegraphic mode or when sent by registered or certified mail, postage prepaid, so addressed. By written notice, a party may change its address for future communications.

18.5 Waiver. No failure on the part of either party to exercise, and no delay in exercising any right or remedy shall operate as a waiver of such right or remedy, nor shall any single or partial exercise of any right or remedy preclude any further or other exercise of such right or remedy. All rights and remedies under this Agreement are cumulative and shall not be deemed exclusive of any other rights or remedies provided by law except as otherwise provided herein.

18.6 Severance. If any Article or part thereof contained in this Agreement is declared invalid by any court of competent jurisdiction or a government agency having jurisdiction, such declaration shall not affect the remainder of the Article or the other Articles and each shall remain in full force and effect. To the extent possible, the parties shall reform such invalidated Article or part thereof in a manner that will render such provision valid without impairing the parties' original intent.

18.7  Dispute Resolution.

      (a) General. The parties recognize that a bonafide dispute as to certain matters may arise from time to time during the term of this Agreement which may relate to either party's rights and/or obligations hereunder. The parties agree that they shall use all reasonable efforts to resolve any dispute which may arise in an amicable manner.

      (b) Management Resolution. If the parties are unable to resolve such a dispute within thirty (30) days, either party may, by notice to the other party, have such dispute referred to the respective officers of the parties designated below. Such officers shall attempt to resolve the referred dispute by good faith negotiations within thirty (30) days after such notice is received. The said designated officers are as follows:

            For Abbott:       Senior Vice President,
                              Pharmaceutical Operations

            For Cephalon:     President

      (c) Mediation and Alternative Dispute Resolution. if the designated officers are not able to resolve such dispute within such thirty
            (30) day period, then either party may initiate the alternative dispute resolution procedure set forth in Exhibit 18.7.

18.8 Year 2000 Compliance. Both parties hereby certify to the other that their respective internal computer systems are Year 2000 compliant and that neither party will experience difficulties or changes in service levels related to the change in century as a result of the other party's internal computer systems not being able to process the century date change. Each party hereby represents and warrants to the other that all computer hardware and software used by each of them in performing their obligations under this Agreement will (i) have no lesser functionality with respect to records containing dates before or after January 1, 2000, than previously with respect to dates prior to January 1, 2000; and (ii) be interoperable with other software used by the other party which may deliver records to, receive records from, or otherwise interact with software in the course of data processing.

18.9 Governing Law. The laws of the State of New York, United States of America, excluding conflicts of law principles, shall govern the interpretation, performance and enforcement of this Agreement.

18.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute the Agreement.

18.11 Non-Solicitation. During the Collaboration Period and for one (1) year thereafter, neither party shall target or recruit the other party's employees without the other party's prior written consent. The parties agree that this provision shall not apply to situations where a party's employee is hired by the other party as a result of such employee responding to an advertisement to the general public that was placed by the hiring party.

18.12 Entire Agreement. This Agreement, including the Exhibits, contains the entire understanding between the parties hereto with respect to the subject matter hereof. This Agreement cannot be amended, except by a writing signed by the parties.

          IN WITNESS WHEREOF, each of the parties has by its duly authorized representative signed this Agreement as of the day and year first above written.

ABBOTT LABORATORIES INC.                          CEPHALON, INC.


By: /s/ Edward J. Fiorentino                      By /s/ Frank Baldino, Jr.
    ------------------------------------             ---------------------------
    Edward J. Fiorentino                             Frank Baldino, Jr., PhD
    Vice President,                                  President and
    Pharmaceutical Commercial Operations             Chief Executive Officer

                                                                    Exhibit 1.22


                        Promotional Expense Definitions

------------------------------------------------------------------------------------------------------------------------------------
    Category                                             Definition
------------------------------------------------------------------------------------------------------------------------------------
Product Samples                         Production and shipping cost of samples
------------------------------------------------------------------------------------------------------------------------------------
Discretionary Funds                     Funds allocated to sales reps to use to promote products, speaker programs, reminder items, special events
------------------------------------------------------------------------------------------------------------------------------------
Continuing Education Programs           Costs to provide development programs for sales representatives
------------------------------------------------------------------------------------------------------------------------------------
Grants/Contributions                    Funds given to institutions or third parties to support product research and foster general company goodwill
------------------------------------------------------------------------------------------------------------------------------------
Reminder Items/Giveaways                Tangible goods to be distributed by reps to doctors including items such as mugs, golf balls, pens
------------------------------------------------------------------------------------------------------------------------------------
Sales Aids/Detail Aids                  Printed reference materials for reps. Usually, a glossy multi-page booklet highlighting a product's key attributes and used in a product detail
------------------------------------------------------------------------------------------------------------------------------------
MD/Pharmacist/Nurse Kits                Brochures, pamphlets, and other information distributed to clinicians, excluding reprints
------------------------------------------------------------------------------------------------------------------------------------
Incentives                              Any cash bonuses, gift certificates, tangible items to be distributed to sales reps to motivate them
------------------------------------------------------------------------------------------------------------------------------------
Product and Sales Training              Any sales rep training cost including: materials at the training classes along with the meeting itself
------------------------------------------------------------------------------------------------------------------------------------
Speaker Program                         Cost of staging speaker programs including: materials at the training classes along with the meeting itself
------------------------------------------------------------------------------------------------------------------------------------
Convention - Exhibition                 Costs of exhibiting at major conventions, including booth displays (not construction)
------------------------------------------------------------------------------------------------------------------------------------
Convention - Symposia                   Costs of satellite symposia/meetings conducted at major conventions for MD's and ancillary health professionals
------------------------------------------------------------------------------------------------------------------------------------
Fellowships - Tutorials                 All costs to support doctors/other third part participation in fellowships, tutorials, and preceptorships, and general medical education
------------------------------------------------------------------------------------------------------------------------------------
Journal Ads                             Costs to run journal ads
------------------------------------------------------------------------------------------------------------------------------------
Public Relations                        Services provided by a public relations firm including: monthly fees, out-of-pocket, and other fees
------------------------------------------------------------------------------------------------------------------------------------
Ad Agency Fees                          Services provided by an ad agency including: monthly fees, out-of-pocket expenses, and other fees
------------------------------------------------------------------------------------------------------------------------------------
Market Research/Statistics/Reports      Costs of syndicated reports, databases, and other reports, as well as primary research
------------------------------------------------------------------------------------------------------------------------------------
Market Related Clinical Studies         Phase IIIB/IV studies which support the growth of products through data creation
------------------------------------------------------------------------------------------------------------------------------------
Indigent Care Programs                  Operation costs, management and drug, to support uninsured low-income segment for limited duration
------------------------------------------------------------------------------------------------------------------------------------
Expanded Access Programs                (Small Phase IV studies supporting academic center research of the Product including drug and operating costs)
------------------------------------------------------------------------------------------------------------------------------------

Advisory Panels/Thought Leader Panels   Cost of running advisory panels with physicians to obtain information on current therapies and future trends
------------------------------------------------------------------------------------------------------------------------------------
Reprints                                Costs of production and distribution of reprints from key journals related to the product
------------------------------------------------------------------------------------------------------------------------------------
Internet Programs                       Internet based programs that focus on the Product, provide medical and promotional information, and target multiple audiences. Examples include a Cephalon web site with promotional content and links to chat rooms, e-mail or related medical sites.
------------------------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT 3.6

                              Cost of Sample Packs

          1999

                  SIZE                       PRICE
                  ----                       -----
                  1 CASE*                   [* The confidential material contained herein has been omitted and has been separately filed with the Commission.]




* 40 cartons, each containing a 40 count bottle of 4 mg.

Delivery F.O.B. Abbott facility

                                   EXHIBIT 3.8

                       Members of Collaboration Committee

                                     ABBOTT

[* The confidential material contained herein has been omitted and has been separately filed with the Commission.]


                                    CEPHALON

[* The confidential material contained herein has been omitted and has been separately filed with the Commission.]

                                   EXHIBIT 4.2

        Cephalon and Abbott Company Identifications (Names) and/or Logos


                                     ABBOTT

                               ABBOTT LABORATORIES
                            ABBOTT LABORATORIES INC.
                                     ABBOTT

                                   GABITRIL(R)
                                   FILMTAB(R)


                                     [LOGO]


                                     [LOGO] Cephalon

                                  EXHIBIT 16.3

         Cephalon Trademarks. Company Identifications (Names) and Logos


                                    [LOGO] Cephalon

                                  EXHIBIT 18.7


                         Alternative Dispute Resolution

The parties recognize that a bona fide dispute as to certain matters may arise from time to time during the term of this Agreement which relates to either party's rights and/or obligations. To have such a dispute resolved by this Alternative Dispute Resolution (ADR) provision, a party must send written notice of the dispute to the other party for attempted resolution by good faith negotiations between their respective presidents (or their equivalents) of the affected subsidiaries, divisions, or business units within twenty-eight (28) days after such notice is received (all references to "days" in this ADR provision are to calendar days). If the matter has not been resolved within twenty-eight (28) days of the notice of the dispute, or if the parties fail to meet within such twenty-eight (28) days, either party may initiate an ADR proceeding as provided herein. The parties shall have the right to be represented by counsel in such a proceeding.

1. To begin an ADR proceeding, a party shall provide written notice to the other party of the issues to be resolved by ADR. Within fourteen (14) days after receipt of such notice, the other party may, by written notice to the party initiating the ADR, add additional issues to be resolved within the same ADR.

2. Within twenty-one (21) days following receipt of the original ADR notice, the parties shall select a mutually acceptable neutral to preside in the resolution of any disputes in this ADR proceeding. If the parties are unable to agree on a mutually acceptable neutral within such period, either party may request the President of the CPR Institute for Dispute Resolution (CPR), 366 Madison Avenue, 14th Floor, New York, New York 10017, to select a neutral pursuant to the following procedures:

     (a) The CPR shall submit to the parties a list of not less than five (5) candidates within fourteen (14) days after receipt of the request, along with a Curriculum Vitae for each candidate. No candidate shall be an employee, director, or shareholder of either party or any of their subsidiaries or affiliates.

     (b) Such list shall include a statement of disclosure by each candidate of any circumstance likely to affect his or her impartiality.

     (c) Each party shall number the candidates in order of preference (with the number one (1) signifying the greatest preference) and shall deliver the list to the CPR within seven (7) days following receipt of the list of candidates. If a party believes a conflict of interest exists regarding any of the candidates, the party shall provide a written explanation of the conflict to the CPR along with its list showing its order of preference for the candidates. Any party failing to return a list of preferences on time shall be deemed to have no order of preference.

     (d) If the parties collectively have identified fewer than three (3) candidates deemed to have conflicts, the CPR shall designate as neutral the candidate for whom the parties collectively have indicated the greatest preference. If a tie shall result between two candidates, the CPR may designate either candidate. If the parties collectively have identified three (3) or more candidates deemed to have conflicts, the CPR shall review the explanations regarding conflicts, and, in its sole discretion, may either (i) immediately designate as the neutral the candidate for whom the parties collectively have indicated the greatest preference, or (ii) issue a new list of not less than five (5) candidates, in which case the procedures set forth in subparagraphs 2(a) - 2(d) shall be repeated.

3. No earlier than twenty-eight (28) days or later than fifty-six (56) days after the selection, the neutral shall hold a hearing to resolve each of the issues identified by the parties. The ADR proceeding shall take place at a location agreed upon by the parties. If the parties cannot agree, the neutral shall designate a location other than the principle place of business of either party or any of their subsidiaries or affiliates.

4. At least seven (7) days prior to the hearing, each party shall submit the following to the other party and the neutral:

     (a) a copy of all exhibits on which such party intends to rely in any oral or written presentation to the neutral;

     (b) a list of any witnesses such party intends to call at the hearing, and a short summary of the anticipated testimony of each witness;

     (c) a proposed ruling on each issue to be resolved, together with a request for a specific damage award or other remedy for each issue. The proposed rulings and remedies shall not contain any recitation of the facts or any legal arguments and shall not exceed one (1) page per issue.

     (d) a brief in support of each party's proposed rulings and remedies provided that the brief shall not exceed twenty (20) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

Except as expressly set forth in subparagraphs 4(a) - 4(d), no discovery shall be required or permitted by any means, including depositions, interrogatories, requests for admissions, or production of documents.

5. The hearing shall be conducted on two (2) consecutive days and shall be governed by the following rules:

     (a) Each party shall be entitled to five (5) hours of hearing time to present its case. The neutral shall determine whether each party has had the five (5) hours to which it is entitled.

     (b) Each party shall be entitled, but not required, to make an opening statement, to present regular and rebuttal testimony, documents or other evidence, to cross-examine witnesses, and to make a closing argument. Cross-examination of witnesses shall occur immediately after their direct testimony, and cross examination shall be charged against the party conducting the cross-examination.

     (c) The party initiating the ADR shall begin the hearing and, if it chooses to make an opening statement, shall address not only issues it raised but also any issues raised by the responding party. The responding party, if it chooses to make an opening statement, also shall address all issues raised in the ADR. Thereafter, the presentation of regular and rebuttal testimony and documents, other evidence, and closing arguments shall proceed in the same sequence.

     (d) Except when testifying, witnesses shall be excluded from the hearing until closing arguments.

     (e) Settlement negotiations, including any statements made therein, shall not be admissible under any circumstances. Affidavits prepared for purposes of the ADR hearing also shall not be admissible. As to all other matters, the neutral shall have sole discretion regarding the admissibility of any evidence.

6. Within seven (7) days following completion of the hearing, each party may submit to the other party and the neutral a post-hearing brief in support of its proposed rulings and remedies, provided that such brief shall not contain or discuss any new evidence and shall not exceed ten (10) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

7. The neutral shall rule on each disputed issue within fourteen (14) days following completion of the hearing. Such ruling shall adopt in its entirety the proposed ruling and remedy of one of the parties on each disputed issue but may adopt one parties proposed rulings and remedies on some issues and the other party's proposed rulings and remedies on other issues. The neutral shall not issue any written opinion or otherwise explain the basis of the ruling.

8. The neutral shall be paid a reasonable fee plus expenses. These fees and expenses, along with the reasonable legal fees and expenses of the prevailing party (including all expert witness fees and expenses), the fees and expenses of a court recorder, and any expenses for a hearing room, shall be paid as follows:

     (a) If the neutral rules in favor of one party on all disputed issues in the ADR, the losing party shall pay 100% of such fees and expenses.

     (b) If the neutral rules in favor of one party on some issues, and the other party on other issues, the neutral shall issue with the rulings a written determination as to how such fees and expenses shall be allocated between the parties. The neutral shall allocate the fees and expenses in a way that bears a reasonable relationship to the outcome of the ADR, with the party prevailing on more issues, or on issues of greater value or gravity, recovering a relatively larger share of its legal fees and expenses.

9. The rulings of the neutral and the allocation of fees and expenses shall be binding, non-reviewable, and non-appealable, and may be entered as a final judgment in any court having jurisdiction.

10. Except as provided in paragraph 9 or as required by law, the existence of the dispute, any settlement negotiations, the ADR hearing, any submissions (including exhibits, testimony, proposed rulings, and briefs), and the rulings shall be deemed Confidential Information. The neutral shall have the authority to impose sanctions for unauthorized disclosure of Confidential Information.


                                       -3-